UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

RED ROCK RESORTS, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 29, 2019

Dear Fellow Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Red Rock Resorts, Inc. on June 13, 2019 at 1:00 p.m. Pacific Time. Our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via audio webcast. You will be able to attend the virtual annual meeting of stockholders online by visiting www.virtualshareholdermeeting.com/RRR2019. You also will be able to vote your shares electronically at the virtual annual meeting.

Utilizing the latest technology allows us to provide expanded access, improved communication and cost savings for our stockholders and the company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Details regarding how to attend the meeting online and the business to be conducted at the virtual annual meeting are more fully described in the accompanying proxy statement.

We will be providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of a paper copy of this proxy statement and our 2018 Annual Report beginning on or about April 30, 2019. This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting. The notice contains instructions on how to receive a paper copy of our proxy materials, including this proxy statement, our 2018 Annual Report, and a form of proxy card.

Your vote is important. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet, by telephone, or by mail (if you obtain and properly submit paper copies of the proxy materials) by following the instructions on the proxy card. Voting over the Internet or by telephone or written proxy will ensure your representation at the virtual annual meeting regardless of whether you attend the meeting online. You may also vote your shares electronically during the virtual annual meeting.

Sincerely,

Frank J. Fertitta III

Chairman of the Board and

Chief Executive Officer

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS OF RED ROCK RESORTS, INC.

To Be Held June 13, 2019

To the Stockholders of Red Rock Resorts, Inc.:

The 2019 annual meeting of stockholders of Red Rock Resorts, Inc. (the “Company”) will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/RRR2019 on Thursday, June 13, 2019, at 1:00 p.m. Pacific Time, for the following purposes:

1.

To elect five nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of the board of directors of the Company;

2.	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers as described in the accompanying proxy statement (“say-on-pay”);

3.	To approve the Amended and Restated 2016 Equity Incentive Plan;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019;

5.	To consider and vote on a shareholder proposal regarding majority voting in director elections, if such proposal is properly presented at the Annual Meeting; and

6.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only stockholders that owned the Company’s common stock at the close of business on April 25, 2019 are entitled to notice of and may vote at this meeting or any adjournment of the meeting. A list of the Company’s stockholders of record will be available at the Company’s corporate headquarters located at 1505 S. Pavilion Center Drive, Las Vegas, Nevada 89135, during ordinary business hours, for 10 days prior to the Annual Meeting.

The accompanying proxy materials include instructions on how to participate in the annual meeting and how to vote your shares of the Company’s stock by attending the virtual meeting by webcast. To submit your questions in advance of the annual meeting, please log on to www.proxyvote.com. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 13, 2019: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, BY MAIL, OR DURING THE VIRTUAL ANNUAL MEETING. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE. PAPER COPIES OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2018 ARE ALSO AVAILABLE TO ANY PERSON, WITHOUT CHARGE, UPON REQUEST DIRECTED TO OUR CORPORATE SECRETARY, 1505 SOUTH PAVILION CENTER DRIVE, LAS VEGAS, NEVADA 89135.

By Order of the Board of Directors,

Frank J. Fertitta III

Chairman of the Board and Chief Executive Officer

Las Vegas, Nevada

April 29, 2019

PROXY STATEMENT

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2019

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	WHY DID I RECEIVE THESE PROXY MATERIALS?

A:

The board of directors (the “Board”) of Red Rock Resorts, Inc. (“Red Rock”, “we” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Company for use at our 2019 annual meeting of stockholders (the “Annual Meeting”), which will take place exclusively online on June 13, 2019. You are receiving these materials because you were a stockholder at the close of business on April 25, 2019, which is the “Record Date,” and are entitled to vote at the Annual Meeting. The proxy materials are being made available to stockholders beginning on or about April 30, 2019.

Q:	WHAT IS INCLUDED IN THE PROXY MATERIALS?

A:	The proxy materials include:

1.

Our proxy statement for the Annual Meeting, which includes information that we are required to provide to you under U.S. Securities and Exchange Commission (“SEC”) rules and that is designed to assist you in voting your shares;

2.	A proxy card for submitting your vote (which also contains instructions on how to submit your vote over the Internet or by phone); and

3.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The “Notice of Internet Availability of Proxy Materials” (described below) includes instructions for how you may access or receive a copy of the proxy materials.

Q:	WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

We are distributing our proxy materials over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we are mailing to our stockholders a “Notice of Internet Availability of Proxy Materials” (“Notice”) of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis. On or around April 30, 2019, we will mail the Notice to our stockholders, containing instructions on how to access the proxy materials on the Internet.

Q:	WHY DID STOCKHOLDERS SHARING THE SAME ADDRESS ONLY RECEIVE ONE COPY OF MATERIALS?

A:

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we are permitted to deliver a single copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. Stockholders of record sharing an address who are receiving multiple copies of our Notice and wish to receive a single copy of such material in the future should submit their request by contacting Broadridge Financial Solutions by telephone at 1-866-540-7095 or sending a written request via mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Notice in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of such document be mailed to all stockholders at the shared address in the future.

Q:	HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

A:	Your Notice, proxy card or voting instruction card will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available at www.proxyvote.com and our proxy materials will be available during the voting period starting on April 30, 2019.

Instead of receiving future copies of our proxy statement and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING AND WHAT AM I VOTING ON?

A:	At the Annual Meeting you will be voting on five proposals:

1.	Proposal 1: The election of five directors each to serve until his successor shall have been duly elected and qualified. This year’s board nominees are:

Frank J. Fertitta III

Lorenzo J. Fertitta

Robert A. Cashell, Jr.

Robert E. Lewis

James E. Nave, D.V.M.

2.	Proposal 2: An advisory vote to approve our executive compensation.

3.	Proposal 3: A vote to approve the Amended and Restated 2016 Equity Incentive Plan.

4.	Proposal 4: A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019.

5.	Proposal 5: A shareholder proposal requesting majority voting in director elections.

Q:	WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?

A:	The Board is soliciting this proxy and recommends the following votes:

1.	FOR each of the director nominees (Proposal 1).

2.	FOR the advisory vote to approve our executive compensation (Proposal 2).

3.	FOR the vote to approve the Amended and Restated 2016 Equity Incentive Plan (Proposal 3).

4.	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019 (Proposal 4).

5.	AGAINST the shareholder proposal requesting majority voting in director elections (Proposal 5).

Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:	Stockholders of record as of the Record Date are entitled to vote on all items being voted on at the Annual Meeting and are entitled to receive notice of and participate in the Annual Meeting.

As of the Record Date, the Company had approximately 70.3 million shares of Class A common stock outstanding and 46.9 million shares of Class B common stock outstanding. Shares of Class A common stock and Class B common stock vote as a single class. Holders of shares of Class A common stock are entitled to one vote per share of Class A common stock. Each share of Class B common stock that is held by a holder that, together with its affiliates, owned at least 30% of the outstanding membership interests (“LLC Units”) of Station Holdco LLC (“Station Holdco”) immediately following the consummation of our initial public offering in May 2016 (the “IPO”) and, as of the applicable record date, maintains direct or indirect beneficial ownership of at least 10% of the outstanding Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units (other than LLC Units held by the Company) are exchanged for shares of Class A common stock) is entitled to ten votes and each other share of Class B common stock is entitled to one vote. As of the record date, entities affiliated with Frank J. Fertitta III, our Chairman and Chief Executive Officer (“CEO”), and Lorenzo J. Fertitta, our Vice Chairman, held 45.4 million shares of Class B common stock that are entitled to ten votes per share at the Annual Meeting, representing approximately 86.3% of the combined voting power of the shares of Class A common stock and Class B common stock outstanding on the Record Date. All other shares of Class B common stock are entitled to one vote per share.

Any stockholder entitled to vote may vote either by webcast or by duly authorized proxy. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Under Delaware law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this proxy statement.

Q:	WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

A:

Directors are elected by a plurality of the votes cast at the virtual meeting or by proxy at the Annual Meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares that are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes.

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

A:

Say-on-Pay. The advisory vote to approve our executive compensation must receive the affirmative vote of a majority of the votes cast by stockholders present by webcast or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Because your vote on this proposal is advisory, it will not be binding on the Compensation Committee of the Board (the “Compensation Committee”), the Board or the Company. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Amended and Restated 2016 Equity Incentive Plan. The vote to approve the Amended and Restated 2016 Equity Incentive Plan must receive the affirmative vote of a majority of the votes cast by stockholders present by webcast or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

Ratification of Ernst & Young LLP. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019 must receive the affirmative vote of a majority of the votes cast by stockholders present by webcast or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

Shareholder Proposal on Director Elections. The shareholder proposal to request that the Board initiate a process to amend the bylaws to provide for majority voting in uncontested director elections must receive the affirmative vote of a majority of the votes cast by stockholders present by webcast or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

Q:	WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?

A:

We are not aware of any other matters that you will be asked to vote on at the Annual Meeting. Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our bylaws. If other matters are properly brought before the Annual Meeting, then the named proxies will vote the proxies they hold in their discretion on such matters.

For matters to be properly brought before the Annual Meeting, we must have received written notice, together with specified information, by December 20, 2018. Other than the shareholder proposal described above, we did not receive notice of any matters by the deadline for this year’s Annual Meeting.

Q:	WHAT CONSTITUTES A QUORUM?

A:

The holders of a majority of the voting power of the shares of our capital stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Failure of a quorum to be represented at the Annual Meeting will necessitate an adjournment or postponement of the meeting and will subject the Company to additional expense. Votes withheld from any nominee for director, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.

Q:	WHAT IF I ABSTAIN FROM VOTING?

A:

If you attend the meeting by webcast or send in your signed proxy card, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on Proposal 1, 2, 3, 4 or 5, your abstention will have no effect on the outcome of the vote or any of the proposals.

Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

A:

If you are a registered stockholder and you do not sign and return your proxy card or vote by telephone or over the Internet, your shares will not be voted at the Annual Meeting. Questions concerning stock certificates and registered stockholders may be directed to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 or by telephone at (800) 937-5449. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under applicable stock market rules, Proposal 4 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter and brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owners of the shares. Proposals 1, 2, 3 and 5 are non-routine matters and, therefore, may only be voted in accordance with instructions received from the beneficial owners of the shares.

Q:	WHAT IS A “BROKER NON-VOTE”?

A:

Under the rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.”

Q:	WHAT IS THE EFFECT OF A BROKER NON-VOTE?

A:	Broker non-votes will be counted for purposes of determining the presence of a quorum but will not be counted for purposes of determining the outcome on any proposal other than Proposal 4.

Q:	HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

A:

Stockholders may vote by Internet, telephone, mail, or live during the virtual Annual Meeting webcast. Please make sure that you have your Notice or proxy card available and carefully follow the instructions.

You may (i) vote by webcast at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed proxy card, Stephen L. Cootey, Jeffrey T. Welch and Richard J. Haskins, to vote your shares by returning the enclosed proxy card by mail, through the Internet or by telephone.

1.	By Internet: vote your shares online at www.proxyvote.com.

2.	By telephone: call 1-800-690-6903 or the telephone number on your proxy card.

3.	By mail: complete, sign and date your proxy card and return it in the postage-paid envelope.

4.

At the virtual meeting: participate in the Annual Meeting online at www.virtualshareholdermeeting.com/RRR2019 and vote your shares during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to vote during the Annual Meeting.

Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 12, 2019. Voting will re-open for the duration of the Annual Meeting and votes may be cast on the Internet during the webcast.

Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:

If your shares are held in street name, you will receive a form from your broker or nominee seeking instruction as to how your shares should be voted. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

Q:	WHO WILL COUNT THE VOTE?

A:	Broadridge Financial Solutions, Inc. will use an automated system to tabulate the votes. Its representative(s) will also serve as the inspector(s) of election.

Q:	CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

A:

Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised by appointing a new proxy or by providing written notice to the Corporate Secretary or acting secretary of the meeting and by voting live during the virtual Annual Meeting webcast. Presence at the Annual Meeting of a stockholder who has appointed a proxy does not in itself revoke a proxy.

Q:	WHAT HAPPENS IF I SUBMIT MY PROXY WITHOUT PROVIDING VOTING INSTRUCTIONS ON ALL PROPOSALS?

A:

Proxies properly submitted will be voted at the Annual Meeting in accordance with your directions. If the properly-submitted proxy (other than proxies submitted by an institution subject to New York Stock Exchange Rule 452) does not provide voting instructions on a proposal, the proxy will be voted FOR each of the director nominees (Proposal 1), FOR the advisory vote to approve our executive compensation (Proposal 2), FOR the vote to approve the Amended and Restated 2016 Equity Incentive Plan (Proposal 3), FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2019 (Proposal 4) and AGAINST the shareholder proposal requesting majority voting in director elections (Proposal 5).

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Annual Meeting. All reports we file with the SEC are available when filed. Please see “Where to Find Additional Information” below.

Q:	WHEN ARE STOCKHOLDER PROPOSALS AND STOCKHOLDER NOMINATIONS DUE FOR THE 2020 ANNUAL MEETING?

A:

Under our bylaws and Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporate Secretary must receive written notice of a stockholder proposal between November 2, 2019 and January 1, 2020 in order for the proposal to be considered for inclusion in our proxy materials for the 2020 annual meeting. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which stockholder action may be sought. If we receive your notice before November 2, 2019 or after January 1, 2020, then your proposal will be untimely. In addition, your proposal must comply with the procedural provisions of the Exchange Act and our bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their best judgment.

BACKGROUND

Our Class A common stock trades on NASDAQ under the symbol “RRR.”

We directly own all of the voting interests in our operating company, Station Casinos LLC (“Station LLC”). We also own an indirect interest in Station LLC through our ownership of Station Holdco, which holds all of the economic interest in Station LLC. Red Rock is the managing member of Station Holdco and at April 25, 2019 held approximately 60.0% of the outstanding limited liability company units of Station Holdco (“LLC Units”). Holders of the remaining LLC Units are entitled to exchange the LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash. See “Certain Relationships and Related Party Transactions” for discussion of certain agreements related to our organizational structure.

Shares of Class A common stock and Class B common stock vote as a single class. Holders of shares of Class A common stock are entitled to one vote per share of Class A common stock. Each share of Class B common stock that is held by a holder that, together with its affiliates, owned at least 30% of the outstanding LLC Units of Station Holdco immediately following the consummation of our IPO and, as of the applicable record date, maintains direct or indirect beneficial ownership of at least 10% of the outstanding Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units (other than LLC Units held by Red Rock) are exchanged for shares of Class A common stock) is entitled to ten votes and each other share of Class B common stock is entitled to one vote. As of the record date, entities affiliated with Frank J. Fertitta III, our Chairman and CEO, and Lorenzo J. Fertitta, our Vice Chairman, held 45.4 million shares of Class B common stock that are entitled to ten votes per share at the Annual Meeting, representing 86.3% of the combined voting power of the shares of Class A common stock and Class B common stock outstanding on the Record Date. All other shares of Class B common stock are entitled to one vote per share.

CORPORATE GOVERNANCE

Director Independence. The Fertitta Family Entities (as defined below) hold more than 50% of the voting power of our shares eligible to vote. As a result, we are a “controlled company” under NASDAQ corporate governance standards. Under these standards, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that (i) a majority of the Board consist of independent directors and (ii) that the Board have compensation and nominating and corporate governance committees composed entirely of independent directors. Although a majority of the members of our Board are independent and our compensation and nominating and corporate governance committees are comprised entirely of independent directors, in the future we may elect not to comply with certain corporate governance requirements that are not applicable to controlled companies.

Our Board affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the applicable rules of listing standards of NASDAQ. These guidelines are contained in our Corporate Governance Guidelines (the “Guidelines”), which are posted on the Corporate Governance page of our web site located at www.redrockresorts.com.

As of the date of this proxy statement, our Board consisted of five members: Frank J. Fertitta III, Lorenzo J. Fertitta, Robert A. Cashell, Jr., Robert E. Lewis and James E. Nave, D.V.M.

Board Meeting and Annual Meeting Attendance. During the last fiscal year, there were six meetings of the Board. Each director attended at least 75 percent of the aggregate of the total number of meetings of the Board and committees of the Board of which he was a member during the last full fiscal year.

Our Guidelines provide that directors are expected to attend the Annual Meeting.

Executive Sessions. Our Guidelines provide that the independent directors shall meet at least twice annually in executive session.

Stockholder Nominees. Our bylaws provide that any stockholder seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must be a stockholder as of the Record Date and (a) must have given timely notice thereof in writing to the secretary of the Company, (b) any such business must be a proper matter for stockholder action under Delaware law and (c) the stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with representations required by our bylaws. To be timely, a stockholder’s notice must be received by the secretary of the Company, not less than 120 nor more than 180 days prior to the one-year anniversary of the date on which the Company first mailed or made available its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the annual meeting is advanced by more than 30 days, or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely the stockholder notice must be received no later than the close of business on the later of (i) 90 days before such annual meeting or (ii) the tenth day after the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board at least 10 days before the last day a stockholder may deliver notice of nomination in accordance with the preceding sentence, notice required by the bylaws shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary not later than the close of business on the tenth day following the day on which such public announcement is first made. You should consult our bylaws for more detailed information regarding the process by which stockholders may nominate directors.

Board Committees. Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). Our Guidelines provide that all of the committee members shall consist solely of independent directors, as defined and to the extent required by the applicable rules of the SEC and under the listing standards of NASDAQ.

The Board has adopted a written charter for each of its standing committees. The charters for each of these committees are available on the Corporate Governance page of our web site located at www.redrockresorts.com.

The chart below reflects the current composition of the standing committees:

Name of Director	Audit	Nominating and Corporate Governance	Compensation
Robert A. Cashell, Jr.	X	X	X
Robert E. Lewis	X	X	X
James E. Nave, D.V.M.	X	X	X

Audit Committee

Our Audit Committee consists of James E. Nave, D.V.M. (Chairman), Robert A. Cashell, Jr. and Robert E. Lewis. The Board has determined that Dr. Nave qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Dr. Nave and Messrs. Cashell and Lewis are “independent” for purposes of Rule 10A-3 of the Exchange Act and under applicable listing standards. The Board has determined that the composition of its Audit Committee satisfies the independence requirements of the SEC and the applicable listing standards. Our Audit Committee met on twelve occasions during 2018.

The purpose of the Audit Committee is to oversee the Company’s corporate accounting and financial reporting processes. The primary responsibilities and functions of the Audit Committee are, among other things:

•

approve in advance all auditing services, including the comfort letters in connection with securities offerings and various non-audit services permitted by applicable law to be provided to the Company by its independent auditors;

•	evaluate our independent auditor’s qualifications, independence and performance;

•	determine and approve the engagement and compensation of our independent auditor;

•	meet with our independent auditor to review and approve the plan and scope for each audit and review and recommend action with respect to the results of such audit;

•

annually evaluate our independent auditor’s internal quality-control procedures and all relationships between the independent auditor and the Company which may impact their objectivity and independence;

•	monitor the rotation of partners and managers of the independent auditor, as required;

•	review our consolidated financial statements;

•	review our critical accounting policies and estimates, including any significant changes in the Company’s selection or application of accounting principles;

•

review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•	resolve any disagreements between management and the independent auditor regarding financial reporting;

•	review and discuss with the Company’s independent auditor and management the Company’s audited financial statements, including related disclosures;

•	discuss with our management and our independent auditor the results of our annual audit and the review of our audited financial statements;

•

establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	retain, in its sole discretion, its own advisors.

Compensation Committee

Our Board has established a Compensation Committee whose members are Robert E. Lewis (Chairman), Robert A. Cashell, Jr. and James E. Nave, D.V.M. The Board has determined that each of these directors is independent under applicable listing standards and qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee met on five occasions during 2018.

Pursuant to its charter, the primary responsibilities and functions of our compensation committee are, among other things, as follows:

•	evaluate the performance of executive officers in light of certain corporate goals and objectives and determine and approve the compensation packages of those officers;

•	review and, if appropriate, recommend to the Board new compensation programs or arrangements;

•	recommend to the Board compensation programs for directors based on the practices of similarly situated companies;

•	counsel management with respect to personnel compensation policies and programs;

•	review and approve all equity compensation plans of the Company;

•	oversee the Company’s assessment of any risks arising from its compensation programs and policies likely to have a material adverse effect on the Company;

•	prepare an annual report on executive compensation for inclusion in our proxy statement; and

•	retain, in its sole discretion, its own advisors.

See “Executive Compensation—Compensation Discussion and Analysis” for a further discussion of the role of the Compensation Committee.

Nominating and Corporate Governance Committee

Our Board has established a nominating and corporate governance committee whose members are Robert A. Cashell, Jr. (Chairman), Robert E. Lewis and James E. Nave, D.V.M. The Board has determined that each of these directors is independent under applicable listing standards and qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act. Our Nominating Committee met on three occasions during 2018.

Pursuant to its charter, the primary responsibilities and functions of the Nominating Committee shall be to provide assistance to the Board with regard to the following:

•	establish standards for service on our Board and nominating guidelines and principles;

•	identify, screen and review qualified individuals to be nominated for election to our Board and to fill vacancies or newly created board positions;

•	assist the Board in making determinations regarding director independence as well as the financial literacy and expertise of Audit Committee members and nominees;

•	establish criteria for committee membership and recommend directors to serve on each committee;

•	consider and make recommendations to our Board regarding its size and composition, committee composition and structure and procedures affecting directors;

•	conduct an annual evaluation and review of the performance of existing directors;

•	review and monitor compliance with, and the effectiveness of, the Guidelines and the Company’s Code of Business Conduct and Ethics;

•

monitor our corporate governance principles and practices and make recommendations to our Board regarding governance matters, including the certificate of incorporation, our bylaws and charters of our committees; and

•	retain, in its sole discretion, its own advisors.

Stockholder Communications with the Board. Stockholders may send communications to our Board by writing to Red Rock Resorts, Inc., 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135, Attention: Board of Directors.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s named executive officers (as set forth under “Executive Officers”) has ever served as a director or member of a compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served in either of those capacities for the Company. During 2018, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions.

Board Leadership Structure. Our current leadership structure permits the roles of Chairman of the Board and CEO to be filled by the same or different individuals. Frank J. Fertitta III is Chairman of the Board and CEO of the Company. Our Board has determined this structure to be in the best interests of the Company and its stockholders at this time due to Mr. Fertitta’s extensive knowledge of the Company and the gaming industry, as well as fostering greater communication between our management and the Board.

Furthermore, James E. Nave, D.V.M. has been designated as our lead independent director. As the Board’s lead independent director, Dr. Nave holds a critical role in assuring effective corporate governance and in managing the affairs of our Board. Among other responsibilities, Dr. Nave will:

•	preside over executive sessions of the Board and over board meetings when the Chairman of the Board is not in attendance;

•

consult with the Chairman of the Board and other board members on corporate governance practices and policies, and assume the primary leadership role in addressing issues of this nature if, under the circumstances, it is inappropriate for the Chairman of the Board to assume such leadership;

•	meet informally with other outside directors between board meetings to assure free and open communication within the group of outside directors;

•	assist the Chairman of the Board in preparing the board agenda so that the agenda includes items requested by non-management members of our Board;

•	administer the annual board evaluation and reporting the results to the Nominating Committee; and

•	assume other responsibilities that the non-management directors might designate from time to time.

The Board will periodically review the leadership structure and may make changes in the future.

Board Risk Oversight. The Board is actively involved in oversight of risks that could affect the Company. The Board expects to continue to satisfy this responsibility through full reports by each committee chair (principally, the Audit Committee chair) regarding such committee’s considerations and actions, as well as through regular reports directly from the officers responsible for oversight of particular risks within the Company.

The Audit Committee is primarily responsible for overseeing the risk management function at the Company on behalf of the Board. In carrying out its responsibilities, the Audit Committee will continue to work closely with management. The Audit Committee meets at least quarterly with members of management and, among other things, receives an update on management’s assessment of risk exposures (including risks related to liquidity, credit and operations, among others). The Audit Committee chair provides periodic reports on risk management to the full Board.

In addition to the Audit Committee, the other committees of the Board consider risks within their areas of responsibility. For example, the Compensation Committee considers risks that may be implicated by the Company’s executive compensation programs. The Compensation Committee does not believe that risks relating to its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Code of Ethics. We have a Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees (the “Code of Ethics”). The Code of Ethics is available on the Corporate Governance page of our website located at www.redrockresorts.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at this location on our website or report the same on a Current Report on Form 8-K. Our Code of Ethics is available free of charge upon request to our Corporate Secretary, Red Rock Resorts, Inc., 1505 S. Pavilion Center Dr., Las Vegas, Nevada 89135.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires our directors, executive officers and greater than ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. We believe that during the 2018 fiscal year, all of our directors, executive officers and greater than ten-percent stockholders complied with the requirements of Section 16(a), except that the following forms were each filed on March 16, 2018 and should have been filed on March 12, 2018: (i) a Form 4 for James E. Nave, D.V.M. reporting one transaction, (ii) a Form 4 for Jeffrey T. Welch reporting two transactions, (iii) a Form 4 for Richard J. Haskins reporting two transactions, (iv) a Form 4 for Robert A. Cashell, Jr. reporting one transaction, (v) a Form 4 for Joseph J. Hasson reporting two transactions, (vi) a Form 4 for Robert E. Lewis reporting one transaction and (vii) a Form 4 for Stephen L. Cootey reporting two transactions. This belief is based on our review of forms filed or written notice that no reports were required.

2018 Director Compensation

Members of the Board who are employees of the Company do not receive compensation for their service on the Board.

The following table sets forth information regarding non-employee director compensation for 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Total ($)
Robert A. Cashell, Jr.	127,500	175,016	302,516
Robert E. Lewis	130,000	175,016	305,016
James E. Nave	160,000	175,016	335,016

(a)

Amount reflects the grant date fair value of the stock awards granted during 2018, computed in accordance with Accounting Standards Codification 718 (“ASC Topic 718”), rather than the amounts paid to or realized by the named individual. A total of 5,344 shares were granted to each non-employee director on March 8, 2018, which shares were held by each non-employee director on December 31, 2018 and which shares fully vested on March 8, 2019.

Non-Employee Director Compensation Structure

Our non-employee director compensation program is structured as follows:

Amount ($)
Base Annual Retainer, all non-employee board members	90,000
Annual Stock Award*	175,000
Audit Committee Chairman base fee	30,000
Audit Committee Member base fee	15,000
Compensation Committee Chairman base fee	20,000
Compensation Committee Member base fee	10,000
Nominating and Governance Committee Chairman base fee	12,500
Nominating and Governance Committee Member base fee	5,000
Lead Independent Director base fee, in addition to Board membership	25,000

*	Represents the target grant date fair value of annual stock awards.

Directors are reimbursed for expenses to attend Board and committee meetings. In addition, non-employee directors may from time to time be paid additional amounts in respect of additional duties undertaken by them in connection with project-based responsibilities.

On April 23, 2019, the Board approved a proposal to include in the Amended and Restated 2016 Equity Incentive Plan (the “Amended Plan”) a limit of $750,000 on the amount of compensation that can be paid to any non-employee director in respect of any fiscal year. If the Amended Plan is approved, the maximum total compensation payable to any non-employee director in respect of any fiscal year would be $750,000. This limitation is not intended to serve as an increase to the amount of annual compensation that we currently pay our non-employee directors, and no changes were made to our existing non-employee director compensation arrangements; rather, this action was approved for the purpose of limiting the amount of compensation the Board can approve for its non-employee members in respect of each fiscal year.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board standards. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with it the firm’s independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence.

The Audit Committee discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of the audits of the financial statements, the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of our financial reporting, and reports to the Board on its findings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our filing with the Securities and Exchange Commission of our Annual Report on Form 10-K, for the year ended December 31, 2018.

James E. Nave, D.V.M., Chairman

Robert A. Cashell, Jr.

Robert E. Lewis

April 18, 2019

PROPOSAL 1—ELECTION OF DIRECTORS

The current Board consists of five directors. Our Board recommends that the nominees listed below be elected as members of the Board at the Annual Meeting.

Pursuant to our certificate of incorporation, our Board shall be of one class and each director shall serve until his or her successor shall have been duly elected and qualified or, if earlier, until his or her death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

The following is a brief description of the background and business experience of each of our directors and nominees:

Name	Age	Director Since	Position(s)
Frank J. Fertitta III*	57	2015	Director
Lorenzo J. Fertitta*	50	2015	Director
Robert A. Cashell, Jr.	53	2015	Director
Robert E. Lewis	73	2015	Director
James E. Nave, D.V.M.	74	2015	Director

*	Frank J. Fertitta III and Lorenzo J. Fertitta are brothers.

Nominees

Frank J. Fertitta III. Mr. Fertitta has served as CEO of Red Rock and the Chairman of the Board since September 2015. Mr. Fertitta has also served as CEO of Station LLC since June 2011 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO. Mr. Fertitta also served as President of Station LLC from January 2011 to October 2012. Mr. Fertitta served as Chairman of the board of directors of Station Casinos Inc., the Company’s predecessor (“STN”) from February 1993, CEO of STN from July 1992 and President of STN from July 2008, in each case through June 2011; Mr. Fertitta also served as President of STN from 1989 until July 2000. He has held senior management positions since 1985, when he was named General Manager of Palace Station. He was elected a director of STN in 1986, at which time he was also appointed Executive Vice President and Chief Operating Officer. Mr. Fertitta was also the co-owner of Fertitta Entertainment until the time it was acquired by Station LLC in May 2016, serving as the CEO since April 2011, and the co-owner of Zuffa, LLC until it was sold in August 2016. We believe that Mr. Fertitta’s experience and business expertise in the gaming industry, as well as his position as one of our principal equityholders, give him the qualifications and skills to serve on the Board.

Lorenzo J. Fertitta. Mr. Fertitta has served as a member of the Board of the Company since its formation in September 2015 and Vice Chairman of the Board since January 2017. He served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO. Mr. Fertitta served as Vice Chairman of the board of directors of STN from December 2003 and as a director from 1991, in each case through June 2011. Mr. Fertitta also served as President of STN from July 2000 until June 2008. Mr. Fertitta was also the co-owner of Fertitta Entertainment until the time it was acquired by Station LLC in May 2016 and the co-owner of Zuffa, LLC until it was sold in August 2016 and served as Chairman and CEO of Zuffa, LLC from June 2008 until August 2016. From 1991 to 1993, he served as Vice President of STN. Mr. Fertitta served as President and CEO of Fertitta Enterprises, Inc. from June 1993 to July 2000, where he was responsible for managing an investment portfolio consisting of marketable securities and real property. Mr. Fertitta served as a member of the board of directors of the Nevada Resort Association from 2001 to 2008. Mr. Fertitta served as a director of the American Gaming Association from December 2005 to May 2008 and as a commissioner on the Nevada State Athletic Commission from November 1996 until July 2000. We believe that Mr. Fertitta’s experience and business expertise in the gaming industry, as well as his position as one of our principal equityholders, give him the qualifications and skills to serve on the Board.

Robert A. Cashell, Jr. Mr. Cashell has served as a member of the Board of the Company since its formation in September 2015 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO. He has been involved in the gaming industry for almost 30 years, beginning in management training in 1979 at Boomtown Hotel and Casino in Northern Nevada. From 1991 to 1998, Mr. Cashell served as General Manager of the Horseshoe Club in Reno, Nevada. Since 1995, Mr. Cashell has also served as President of Northpointe Sierra, Inc. which owns and operates five casinos within TA and Petro Travel Centers in northern and southern Nevada under the brand name Alamo Casino. Since 2001, Mr. Cashell has owned and served as President of Topaz Lodge and Casino in Gardnerville, Nevada. Between 2003 and 2007, Mr. Cashell managed other gaming properties in Nevada on behalf of owners and investment groups. In 2013, Mr. Cashell acquired the Winners Inn and Pete’s Gambling Hall in Winnemucca, Nevada and serves as the company’s President. Since 2000, Mr. Cashell has served as the Chairman of Heritage Bancorp and Heritage Bank of Nevada. We believe that Mr. Cashell’s experience and business expertise in the gaming industry give him the qualifications and skills to serve on the Board.

Robert E. Lewis. Mr. Lewis has served as a member of the Board of the Company since its formation in September 2015 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO and as a director of STN from May 2004 until November 2007. While a Director of STN, he served on the Audit and Governance and Compensation Committees. Mr. Lewis has served as president of the Nevada Division of Lewis Management Corp., a builder and owner of rental communities, shopping centers, office buildings and industrial parks of distinction, since December 1999. Mr. Lewis became the president of the Nevada Region of Kaufman and Broad Home Corporation upon the merger of Lewis Homes Management Corp. and Kaufman and Broad Home Corporation in January 1999. He served in that capacity until December 1999. Prior to the merger, Mr. Lewis ran the Nevada operations of the Lewis Homes group of companies and its affiliates for 25 years. He has served as a director for the National Association of Home Builders and as a director and President of the Southern Nevada Home Builders Association from 1987 to 1988. Mr. Lewis served on the Executive Committee of the Nevada Development Authority, served as its Legislative Committee Co-Chairman for a number of years, and was its Secretary from 1995 to 1997. He served as the Chairman of the Las Vegas District Council of the Urban Land Institute from 2002 to 2005 and served on the Clark County Community Growth Task Force from 2004 to 2005. We believe that Mr. Lewis’s experience and business expertise give him the qualifications and skills to serve on the Board.

James E. Nave, D.V.M. Dr. Nave has served as a member of the Board of the Company since its formation in September 2015 and served as a member of Station Holdco’s board of directors from June 2011 until Station Holdco became member managed in connection with the IPO and as a director of STN from March 2001 until June 2011. During that period, he was the Chairman of the Audit Committee and served on the Governance and Compensation Committees. Dr. Nave has been an owner of the Tropicana Animal Hospital since 1974 and has been the owner and manager of multiple veterinary hospitals since 1976. Dr. Nave served on the board of directors of Bank of Nevada (formerly Bank West of Nevada) from 1994 to January 2014. Dr. Nave has served on the board of directors of Western Alliance Bancorporation since 2003, where he also serves as a member of the Audit and Compensation Committees. Dr. Nave also served as the Director of International Affairs for the American Veterinary Medical Association (the “AVMA”) from July 2001 to July 2013. Previously Dr. Nave served as the Globalization Liaison Agent for Education and Licensing of the AVMA, and he was also the Chairperson of the AVMA’s National Commission for Veterinary Economics Issues from 2001 through July 2007. In addition, Dr. Nave is a member and past President of the Nevada Veterinary Medical Association, the Western Veterinary Conference and the American Veterinary Medical Association. He is also a member of the Clark County Veterinary Medical Association, the National Academy of Practitioners, and the American Animal Hospital Association and previously served on the Executive Board of the World Veterinary Association.

Dr. Nave was the chairman of the University of Missouri College of Veterinary Medicine Development Committee from 1984 to 1992. He was also a member of the Nevada State Athletic Commission from 1988 to 1999 and served as its chairman from 1989 to 1992 and from 1994 to 1996. We believe that Dr. Nave’s financial and business expertise, including his diversified background of managing and directing a variety of public and private organizations, give him the qualifications and skills to serve on the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We urge stockholders to read the “Executive Compensation—Compensation Discussion and Analysis” beginning on page 21 of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, beginning on page 29 of this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Executive Compensation—Compensation Discussion and Analysis” have been effective in achieving our compensation objectives and are designed to appropriately align with the Company’s performance and overall business and strategic objectives.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in this proxy statement for the Annual Meeting.”

At the 2017 Annual Meeting, our stockholders voted on a non-binding, advisory proposal to approve the frequency with which we provide our stockholders with a “say-on-pay” resolution (“say-when-on-pay”). A majority of our stockholders voted to hold “say-on-pay” resolutions on an annual basis, and our Board adopted this policy following the 2017 Annual Meeting. Therefore, unless our Board determines otherwise, the next “say-on-pay” resolution will be provided to stockholders at the 2020 Annual Meeting. Unless our Board determines otherwise, our next “say-when-on-pay” resolution will be provided to stockholders at the 2023 Annual Meeting.

This advisory vote, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company, the Board and the Compensation Committee. The say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices, and plans described in this proxy statement. Although non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

Executive officers are elected annually and serve at the discretion of our Board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Executive officers and their ages as of the date of this proxy statement are:

Name	Age	Position
Frank J. Fertitta III	57	Chairman of the Board and Chief Executive Officer
Richard J. Haskins	55	President
Robert A. Finch	59	Executive Vice President and Chief Operating Officer
Stephen L. Cootey	50	Executive Vice President, Chief Financial Officer and Treasurer
Jeffrey T. Welch	57	Executive Vice President and Chief Legal Officer

Frank J. Fertitta III. Mr. Fertitta serves as Chairman of the Board and CEO. His business experience is discussed above in “Proposal 1—Election of Directors.” He is the brother of Lorenzo J. Fertitta, who serves as Vice Chairman of the Board.

Richard J. Haskins. Mr. Haskins has served as President of Red Rock and Station LLC since October 2015. Mr. Haskins served as Executive Vice President, General Counsel and Secretary of Station LLC from January 2011 to October 2015. He also served as Executive Vice President, General Counsel and Secretary of Fertitta Entertainment from April 2011 to May 2016. Mr. Haskins served as Executive Vice President and Secretary of STN from July 2004 and served as General Counsel of STN from April 2002, in each case through June 2011. He previously served as Assistant Secretary of STN from September 2003 to July 2004, as Vice President and Associate General Counsel of STN from November 1998 to March 2002 and as General Counsel of Midwest Operations of STN from November 1995 to October 1998. Mr. Haskins is a member of the American Bar Association, the Missouri Bar Association and Nevada Bar Association.

Robert A. Finch. Mr. Finch has served as Executive Vice President and Chief Operating Officer of Red Rock since February 2019. Mr. Finch initially joined the Company’s predecessor in 1983 and, other than a period from 1986 to 1994 when he worked at the Las Vegas Hilton, has served the Company or its predecessors continuously since then. Prior to assuming his current role, Mr. Finch served the Company as Senior Vice President and General Manager of Green Valley Ranch Resort Casino Spa and as Senior Vice President of Native American Operations. Prior to that, commencing in 1998 Mr. Finch served as Vice President and General Manager of various properties owned by the Company or its predecessors. From 1994 to 1998, Mr. Finch served as a shift manager, director of operations and assistant general manager at various of the Company’s predecessor’s properties. Mr. Finch began his career with the Company as a dealer at Bingo Palace, the Company’s original property.

Stephen L. Cootey. Mr. Cootey has served as Executive Vice President, Chief Financial Officer and Treasurer of Red Rock since May 2017. Mr. Cootey joined the Company in March 2017 and served as Executive Vice President and Chief Administrative Officer prior to assuming his current role. Mr. Cootey served as the Chief Financial Officer of Wynn Resorts Ltd. from May 2014 to March 2017, its Treasurer from February 2014 to March 2017 and its Senior Vice President from January 2014 to May 2014. He served as Senior Vice President of Corporate Finance at Las Vegas Sands Corporation from March 2012 to December 2013 and its Vice President of Corporate Finance from October 2009 to March 2012. From June 2004 to October 2009, he was a Partner and Senior Research Analyst of Prides Capital, LLC. He served as Vice President of Credit Suisse First Boston 2001 to 2004.

Jeffrey T. Welch. Mr. Welch has served as Executive Vice President and Chief Legal Officer of Red Rock since June 2017. Mr. Welch joined the Company from Deutsche Bank AG, where he had served as Managing Director and Senior Counsel since 2003, as Director and Counsel from 1997 to 2003 and as Vice President and Counsel from 1993 to 1997. In addition, Mr. Welch served as Deutsche Bank’s representative on the Board of Directors of Station Holdco LLC from 2013 to 2016. Prior to joining Deutsche Bank, Mr. Welch was an associate at White & Case from 1988 to 1993. Mr. Welch is a member of the Board of Directors of the Nevada Resort Association, a member of the New York State Bar and a member of the Nevada Bar Association.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Our core strategy for delivering value to stockholders is centered on attracting customers to our gaming and non-gaming offerings, which include restaurants, hotels and other entertainment amenities. Key components of our strategy include:

•	Providing a high quality, value-oriented gaming and entertainment experience.

•	Generating revenue growth through targeted marketing and promotional programs.

•	Maximizing business profitability through operational excellence and cost management.

•	Utilizing a flexible capital structure to drive growth and equity holder returns.

•	Maintaining positive employee relations that instill a sense of loyalty among our employees.

•	Providing management and development services to Native American gaming projects.

The executive compensation program described in this section was designed to focus our management team on implementing and achieving that strategy.

•

Compensation Mix. There are four elements of total compensation for our senior executives: base salary, annual incentives, long-term incentives and other compensation (benefits and certain perquisites). Our CEO did not receive any equity awards during 2017 or 2018. of his total compensation for 2018, 34% was considered “at risk” by virtue of our annual incentive plan. As a group, 81% of the total compensation opportunity for our other named executive officers was considered “at risk” by virtue our annual cash incentives and long-term equity awards, as indicated in the graph below.

Executive Compensation Practice Highlights

We employ a number of plan design features and practices that are intended to strengthen the alignment of our executive compensation program with stockholder value.

What We Do	What We Don’t Do
✓ Independent Compensation Committee	☒ Reprice and repurchase options without stockholder approval
✓ Independent compensation consultant	☒ Pension/supplemental retirement plan payouts for named executive officers
✓ Stockholder “say on pay” votes on an annual basis	☒ Liberal change in control definition in individual contracts or equity plans which could result in payments to named executive officers without an actual change in control occurring
✓ Executive session without management at Compensation Committee meetings	☒ Change in control severance payments without involuntary job loss or adverse employment changes
✓ Robust stock ownership guidelines	☒ Excessive severance/change in control payments and benefits
✓ Compensation clawback to the extent required by applicable law that applies to our cash and equity incentives
✓ Award a significant percentage of long-term incentive value in stock options that align with stockholder value
✓ Annual compensation review

Say on Pay

Our shareholders approved the compensation of the 2017 named executive officers by approximately 99%. The Board considered the strong stockholder support and no significant changes to our existing compensation programs were made as a result of this vote. However, the Compensation Committee and the Board will consider the outcome of future stockholder advisory votes, including the vote that will take place at the Annual Meeting, when it makes compensation decisions for our named executive officers in the future.

Executive Compensation Philosophy

The Compensation Committee believes that attracting, motivating and retaining a team of high-performing executives with strong industry expertise is critical to advancing the interests of stockholders and maximizing stockholder value. To promote these objectives, the Compensation Committee is guided by the following principles in developing our executive compensation program and in making pay decisions:

•

Key Talent. The pay program should enable the Company to attract individuals with the background, experience, and talent required to lead the development and successful implementation of the Company’s business strategy.

•

Long-term Orientation. Long-term incentives should require longer-than-typical service in order to vest, and the mix of incentives should place emphasis on long-term sustainable growth and profitability.

•

Total Compensation Context. Decisions on pay levels and increases for executives should be made in the context of total compensation relative to pay practices of competitors for key talent and in consideration of sustained individual performance, scope of responsibilities, knowledge and experience, and internal parity among executives where appropriate.

The Compensation Committee regularly assesses the Company’s executive compensation program to ensure that it remains aligned with the Company’s business strategy and that it is effective in supporting the Company’s talent needs.

Compensation Discussion & Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the compensation of the following executives, who were our named executive officers (“NEOs”) in 2018:

Name	Title
Frank J. Fertitta III	Chairman of the Board and CEO
Richard J. Haskins	President
Stephen L. Cootey	Executive Vice President, Chief Financial Officer and Treasurer
Joseph J. Hasson*	Former Executive Vice President and Chief Operating Officer
Jeffrey T. Welch	Executive Vice President and Chief Legal Officer

*	Mr. Hasson resigned from his position effective February 18, 2019.

Transitions in Executive Leadership

We appointed Mr. Finch as our Executive Vice President and Chief Operating Officer, effective February 19, 2019.

Program Overview

Each component of our executive compensation program and the related rationale are highlighted below:

Purpose	Rationale
Base salary

•   Provides a competitive, fixed level of cash compensation to attract and retain talented and skilled senior executives.

•   Recognizes sustained performance, capabilities, job scope, knowledge and experience, and supports internal pay equity.

Annual cash incentives

•   Motivates and rewards achievement of challenging annual objectives that drive stockholder value.

•   Rewards achievement of financial and other operating goals that provide the foundation for future growth and profitability.

Stock options	• Aligns executives with stockholders on gains in equity value. • Encourages retention through time-based vesting over four years and a seven-year period to exercise the options.

Restricted stock	• Provides retention motivation through awards of Company shares. • Encourages executive retention through time-based vesting over four years.

Executive benefits and certain perquisites

•   Facilitates executive health and focus on our business by providing supplemental executive medical and life insurance benefits and tax preparation service and ensures stability of business by providing, in the case of Mr. Fertitta only, certain personal security services.

How We Make Compensation Decisions

Role of the Compensation Committee. The Compensation Committee oversees the development and administration of our executive compensation program, including the underlying philosophy and related policies. The Compensation Committee’s responsibilities and its process for determining the compensation of our executives include the following:

•

Annual Program Assessment. Assess the Company’s executive compensation program to ensure that it is aligned with the Company’s business strategy and is effective in supporting the Company’s talent needs. Solicit recommendations for changes from management and our compensation consultant as appropriate. Recommend to the full Board of Directors the specific plan designs and features to be implemented or utilized.

•

Performance Goals. Where appropriate, review and approve corporate and strategic goals and objectives relevant to the compensation of the CEO and the other NEOs and assess the performance of our NEOs against those goals.

•	Equity Awards. Review and approve all equity compensation awards granted by the Company. Review the impact of equity awards on dilution of stockholders relative to peer practices.

•

Compensation Decisions. Determine and approve compensation levels, including base salary, incentive opportunities, and other benefits, of the CEO. Recommend pay for our other NEOs, including base salary, target annual incentive and annual incentive amounts earned, to the full Board for approval. In making such determination and developing such recommendations, consider all relevant information, including the Company’s overall performance, shareholder return, the performance of the Company’s business segments, the achievement of specific corporate goals and objectives, the achievement of any specific individual goals that have been assigned, individual performance on job duties, compensation previously provided, compensation of other executives of the Company, employment agreement terms, and competitor compensation levels. Review and approve individual grants of equity awards to our NEOs. In addition, the Compensation Committee considers, as appropriate, views expressed by stockholders on executive compensation matters, including the results of stockholder advisory votes on executive compensation.

•

Risk. Annually review the risks and rewards associated with the Company’s compensation programs. Ensure that the Company’s executive compensation program includes plan design features that mitigate risk without diminishing the incentive nature of the compensation and encourages and rewards prudent business judgment and appropriate risk-taking over the short term and the long term. The Company does not believe that risks relating to its compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Role of Executive Officers. The CEO makes recommendations to the Compensation Committee on plan design, financial and applicable strategic performance goals, performance and compensation of other NEOs, and management transitions and succession. No executive officer is otherwise involved in the NEO compensation determinations, and all such determinations are made by the Compensation Committee or the Board, as applicable.

Role of Compensation Consultant. Pursuant to its charter, the Compensation Committee has the authority to retain independent consultants to provide advice to the Compensation Committee. Since July 2016, the Compensation Committee has retained Pay Governance LLC (“Pay Governance”) to assist the Compensation Committee in performing its duties. Pay Governance does not provide other services to the Company or the Company’s management. Pay Governance advises the Compensation Committee with respect to compensation trends and best practices, competitive pay levels, equity grant practices and competitive levels, peer group and equity incentives.

Independence of the Compensation Consultant. The Compensation Committee has determined that Pay Governance is independent and the services provided by Pay Governance during fiscal year 2018 did not raise any conflicts of interest. In reaching these conclusions, the Compensation Committee considered all relevant factors, including the factors set forth in Rule 10C-1 of the Exchange Act and applicable NASDAQ listing standards.

Role of Peer Group. The Compensation Committee uses a compensation “Peer Group” to monitor the compensation practices of our primary competitors for executive talent. The Compensation Committee’s consultant reviews the companies in our Peer Group annually and proposes changes in response to mergers and acquisitions, significant movements in revenues or market capitalization, and revised business strategies. The Compensation Committee does not use the Peer Group to formally benchmark compensation levels.

The Company’s 2018 Peer Group is listed below. All peer companies were engaged in the gaming, gaming equipment or hospitality businesses.

Company	Primary Business
	Gaming Equipment	Gaming	Hospitality
Las Vegas Sands Corporation		✓
MGM Resorts International		✓
Wynn Resorts, Limited		✓
International Game Technology	✓
Caesars Entertainment Corporation		✓
Penn National Gaming, Inc.		✓
Scientific Games Corporation	✓
Hyatt Hotels Corporation			✓
Pinnacle Entertainment, Inc.		✓
Boyd Gaming Corporation		✓
Vail Resorts, Inc.			✓
Eldorado Resorts, Inc.		✓
Choice Hotels International			✓
Marriott Vacations Worldwide			✓
Churchill Downs		✓

The peer companies have revenue and market capitalization in a broad range around that of Red Rock, but the Compensation Committee believes these are the companies that compete for talent with the requisite experience and capabilities to be successful in a highly competitive and specialized industry like gaming. For 2019, based on the recommendation of Pay Governance, there were no changes from the companies included in the Peer Group in 2018.

Red Rock’s trailing twelve-month (TTM) revenue and its market capitalization was between the low and median of the Peer Group companies.

Company Scope(1)	Red Rock	Low	Median	High
TTM Revenue ($M)	1,650	969	2,593	13,799
Market Capitalization ($M)	2,359	1,640	3,662	40,773

(1)	Revenue based on trailing 12 months as of September 30, 2018 and market capitalization based on closing share price on December 31, 2018.

The Compensation Committee reviews executive compensation in the context of the range of competitive practices for similar positions and does not target a specific market percentile. For 2018, target total direct compensation for all of the 2018 NEOs in the aggregate (i.e., including Mr. Hasson) fell at the 43rd percentile of the Peer Group shown above.

Fiscal Year 2018 Executive Compensation Program and Pay Decisions

Base Salaries. Each of the employment agreements with each of our current NEOs sets forth an annual base salary effective as of the NEO’s date of hire. The Compensation Committee reviews base salaries annually, and considers, among other things, significant increases in position, responsibilities, demonstrated capabilities, and sustained individual performance, as well as whether any significant gaps in internal pay equity or external pay competitiveness exist.

Base salaries for NEOs employed by the Company in FY 2017 were unchanged in FY 2018, except that Mr. Haskins’ base salary increased from $750,000 to $1,000,000 in order to align Mr. Haskins’ base salary more closely to the Company’s peer group and in recognition of his sustained outstanding performance.

Name	FY2017 Base Salary	FY2018 Base Salary	% Change
Frank J. Fertitta III	$1,000,000	$1,000,000	0%
Richard J. Haskins	$750,000	$1,000,000	33.3%
Stephen L. Cootey	$600,000	$600,000	0%
Joseph J. Hasson	$600,000	$600,000	0%
Jeffrey T. Welch	$600,000	$600,000	0%

Annual Cash Incentives. Our NEOs are eligible to receive annual cash incentives. As a foundation for the annual incentive program, the Compensation Committee sets individual incentive opportunities, expressed as a percentage of each individual’s base salary at year-end (after taking into account any mid-year salary adjustment). Each NEO’s target bonus percentage is established pursuant to his employment agreement as 100% of his annual base salary. The target incentive opportunities are reviewed by the Compensation Committee each year.

Following the end of 2018, the Compensation Committee conducted a holistic review of the operational performance of the Company and the individual performance of the NEOs in order to determine the 2018 annual bonus amounts to be awarded to each of the NEOs. The amounts awarded for 2018 are shown in the “Bonus” column of the 2018 Summary Compensation Table. Mr. Fertitta declined to receive an annual bonus for 2017 and 2018.

Long Term Equity Incentives. All Red Rock employees and non-employee directors are eligible for equity awards under the Red Rock, Inc. 2016 Equity Incentive Plan (the “Existing Plan”). The Existing Plan authorizes the Board (or a committee thereof) to award equity-based compensation in the form of (1) stock options, including incentive stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, (6) other stock-based awards, and (7) performance compensation awards. A total of 11,585,479 shares of Class A common stock were reserved for issuance under the Existing Plan at the time of its adoption.

During 2018, the Compensation Committee awarded equity-based compensation to the NEOs (other than Mr. Fertitta) in the form of time-based stock options and restricted stock. Mr. Fertitta did not receive equity-based compensation in 2017 or 2018 as part of his ongoing compensation package. The grant date fair value of equity-based compensation awards were determined based on the Compensation Committee’s review of peer group data and, in certain instances, are determined in connection with the negotiation of the executive’s employment agreement, and the values are generally equal to a percentage of the NEO’s base salary. In addition, the Compensation Committee monitors the compensation practices of the Company’s primary competitors for executive talent in order to ensure that compensation opportunities are appropriately competitive compared to market practices.

The number and grant value of the equity awards granted to our NEOs in 2018 are set forth in the table below.

	Stock Options		Restricted Stock		Total Grant Value of Awards ($)
Name	Grant Value ($)	Stock Options (#)	Grant Value ($)	Restricted Shares (#)
Frank J. Fertitta III	—	—	—	—	—
Richard J. Haskins	3,374,999	359,808	1,124,995	34,351	4,499,994
Stephen L. Cootey	1,349,998	143,923	449,985	13,740	1,799,983
Jeffrey T. Welch	1,349,998	143,923	449,985	13,740	1,799,983
Joseph J. Hasson	1,349,998	143,923	449,985	13,740	1,799,983

For a description of the equity-based compensation awards granted to the NEOs during 2018, see the “Grants of Plan-Based Awards Table” below.

Other Elements of Executive Compensation

Benefits and Certain Perquisites. Each of our current NEOs is entitled to receive group health, executive medical, disability and life insurance-related coverage and/or benefits, and tax preparation services. To the extent that our NEOs’ participation would not result in duplication of benefits, the NEOs are entitled to participate in all employee benefit programs made available to the Company’s executives or salaried employees generally.

Employment Agreements. We have entered into employment agreements with each of our current NEOs. The following is a summary of the terms of the employment agreements we currently have in place with our NEOs.

•	Term. Fixed five-year term, unless the agreement is otherwise terminated pursuant to its terms.

•

Accrued and unpaid obligations at termination. In the event of termination for any reason, the NEOs are entitled to their accrued and unpaid obligations, such as unpaid salary, any annual bonus awarded but not yet paid, and reimbursement for previously-incurred expenses.

•	Termination for “cause.” Executives are not entitled to any additional payments or benefits upon a termination by the Company for “cause.”

•

Termination without “cause.” Executives receive additional payments consisting of a pro-rated annual bonus for the year of termination and a cash payment equal to the annual base salary in effect at the time of termination (paid in 12 equal monthly installments). In addition, group health and long-term disability insurance coverage is continued for 12 months (or a cash payment is made in lieu of continued coverage). Receipt of the additional payments is subject to the applicable NEO’s execution of a release of claims against the Company.

•	Termination without “cause” following a change in control. Executives receive the same payments and benefits as they would receive upon a termination without “cause.”

•

Resignation for “good reason”. With the exception of Mr. Fertitta, the concept of “good reason” for resignation applies only following a “change in control” of the Company (as defined in the applicable employment agreement). Upon a resignation by the executive for “good reason”, the NEO receives the same additional payments and benefits as the NEO would receive upon a termination by the Company without “cause.” Receipt of the additional payments is subject to the NEO’s execution of a release of claims against the Company.

•	Voluntary termination of employment. Executives do not receive any additional payments or benefits upon a voluntary termination of employment.

•	Termination as a result of death or disability. Executives receive a pro-rated annual bonus payment for the year of death or disability.

•	Restrictive covenants. The agreements include several obligations and restrictions for the NEOs that are designed to protect the interests of the Company:

•	Indefinite confidentiality obligations.

•

For Messrs. Fertitta and Haskins, in the event of a termination without “cause” or for “good reason” in each case prior to the fifth anniversary of the IPO, noncompetition and non-solicitation restrictions apply through the second anniversary of the termination with respect to a defined “Restricted Area” (other than the “Las Vegas Strip”) and through the first anniversary with respect to the “Las Vegas Strip.”

•

For Messrs. Fertitta and Haskins, in the event of any other termination, noncompetition and non-solicitation restrictions apply until the later of (1) the fifth anniversary of the IPO, (2) the second anniversary of the termination with respect to a defined “Restricted Area” (other than the “Las Vegas Strip”) and (3) through the first anniversary with respect to the “Las Vegas Strip.”

For the other NEOs, these restrictions apply to the City of Las Vegas, Nevada, and the area within a 30-mile radius, and any area in or within a 30-mile radius of any other jurisdiction in which we or any of our affiliates is directly or indirectly engaged in the development, ownership, operation or management of any gaming activities or is actively pursuing any such activities.

Executive Compensation Governance Policies

Clawback Policy. Any compensation paid to any NEO by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulations or stock exchange listing requirements.

Stock Ownership Guidelines. The Company has established stock ownership guidelines for our NEOs and non-employee directors as described below. Individuals have five years from the date they become subject to the stock ownership guidelines to satisfy them. Unvested restricted stock and shares owned outright are counted for purposes of satisfying the ownership guidelines.

Position	Stock Ownership Multiple of Base Salary
CEO	5x
Other NEOs	3x

Non-employee Directors. The Company’s stock ownership guidelines call for the Company’s non-employee directors to hold Company equity equal to two times annual retainer fees.

Tax Implications—Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly traded companies for compensation paid to certain executives above $1 million in any fiscal year. Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), which was enacted December 22, 2017, there was an exception to this $1 million limitation for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017.

Although the Compensation Committee maintains a practice of considering the anticipated tax treatment to the Company in its review and establishment of compensation programs and awards, in order to maintain flexibility in compensating executives in a manner that is in the best interest of the Company and its stockholders, the

Compensation Committee has not adopted a policy that all compensation must be deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will continue to consider the deductibility of compensation as a factor in assessing whether a particular compensation arrangement is appropriate and designed to satisfy the goals over our executive compensation program.

Compensation Committee Report

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee has reviewed and discussed this CD&A with management and, following that review and discussion, recommended to the Board that this CD&A be included in this proxy statement.

Compensation Committee

Robert E. Lewis, Chairman

Robert A. Cashell, Jr.

James E. Nave, D.V.M.

Summary Compensation Table

The following table sets forth information regarding compensation paid to our NEOs for services rendered to us in all executive capacities during the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($) (d)	Bonus ($) (e)	Stock Awards ($) (f)	Option Awards ($) (f)	All Other Compensation ($) (g)	Total ($)
Frank J. Fertitta III	2018	1,000,000	—	—	—	957,906	1,957,906
Chairman of the Board and CEO	2017	1,000,000	—	—	—	941,244	1,941,244
	2016	1,000,000	333,333	—	—	343,845	1,677,178

Richard J. Haskins	2018	951,923	1,000,000	1,124,995	3,374,999	49,516	6,501,433
President	2017	750,000	750,000	872,481	2,709,373	38,342	5,120,196
	2016	750,000	250,000	749,990	750,000	18,382	2,518,372

Stephen L. Cootey(a)	2018	600,000	600,000	449,985	1,349,998	83,276	3,083,259
Executive Vice President,	2017	461,538	600,000	615,021	1,244,596	9,886	2,931,041
Chief Financial Officer and Treasurer

Jeffrey T. Welch(b)	2018	600,000	600,000	449,985	1,349,998	31,210	3,031,193
Executive Vice President and	2017	288,462	600,000	599,996	1,202,032	4,130	2,694,620
Chief Legal Officer

Joseph J. Hasson(c)	2018	600,000	600,000	449,985	1,349,998	14,219	3,014,202
Former Executive Vice President and Chief Operating Officer	2017	531,924	500,000	—	1,062,501	11,901	2,106,326

(a)	Mr. Cootey was appointed as our Executive Vice President, Chief Financial Officer and Treasurer effective May 24, 2017.
(b)	Mr. Welch was appointed as our Executive Vice President and Chief Legal Officer on June 26, 2017.
(c)

Mr. Hasson was appointed as our Executive Vice President and Chief Operating Officer on August 18, 2017. Mr. Hasson resigned from his position effective February 18, 2019. Mr. Hasson is serving as a consultant to the Company for a period of twelve months following the termination of his employment.

(d)	Amounts shown are salary amounts earned in respect of the applicable fiscal year without consideration as to the year of payment.
(e)	Amounts represent bonuses earned without consideration as to the year of payment. Mr. Fertitta declined to receive an annual bonus for 2018 and 2017.
(f)

Amount reflects the grant date fair value of the stock awards and stock options granted, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See the discussion under the caption “Long Term Equity Incentives” for information about equity incentives granted to the NEOs. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2018 filed on February 26, 2019.

(g)	All Other Compensation for 2018 consisted of the following:

Name	Life Insurance ($)	Executive Medical ($)	Tax Preparation Services ($)	Other(1) ($)	Total ($)
Frank J. Fertitta III	218,180	120,938	—	618,788	957,906
Richard J. Haskins	3,390	7,712	10,000	28,414	49,516
Stephen L. Cootey	65,020	16,255	2,001	—	83,276
Jeffrey T. Welch	9,459	11,751	10,000	—	31,210
Joseph J. Hasson	1,980	6,739	—	5,500	14,219

(1)

For Mr. Fertitta, the amount shown under “Other” represents the Company’s cost of providing personal security services to Mr. Fertitta during 2018. For Mr. Haskins, the amount shown under “Other” represents a tax gross-up payment made by the Company to account for certain amounts included in his taxable income during 2018. For Mr. Hasson, the amount shown under “Other” represents the Company’s matching contributions under the Company’s 401(k) plan.

Grants of Plan-Based Awards for 2018

The table below provides information regarding the grant of plan-based awards in 2018.

Name	Grant Date	All Other Stock Awards: Number of Shares (#) (a)	All Other Option Awards: Number of Securities Underlying Options (#) (b)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (c) ($)
Frank J. Fertitta III	N/A	—	—	—	—
Richard J. Haskins	3/8/18	34,351	—	—	1,124,995
	3/8/18	—	359,808	32.75	3,374,999
Stephen L. Cootey	3/8/18	13,740	—	—	449,985
	3/8/18	—	143,923	32.75	1,349,998
Jeffrey T. Welch	3/8/18	13,740	—	—	449,985
	3/8/18	—	143,923	32.75	1,349,998
Joseph J. Hasson	3/8/18	13,740	—	—	449,985
	3/8/18	—	143,923	32.75	1,349,998

(a)	The restricted stock awards vest in installments of 50% on each of the third and fourth anniversaries of the grant date.
(b)	The stock option awards vest in installments of 33 1/3% on each of the second, third and fourth anniversaries of the grant date.
(c)

Amount reflects the full grant date fair value of the stock awards granted computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2018 filed on February 26, 2019.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning outstanding equity awards of our NEOs as of December 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Frank J. Fertitta III	—	—		—	—	—		—
Richard J. Haskins	62,500	62,500	(a)	19.50	4/26/2023	38,461	(a)	781,143
	—	430,743	(b)	21.73	3/10/2024	40,151	(c)	815,467
	—	359,808	(d)	32.75	3/8/2025	34,351	(e)	697,669
Stephen L. Cootey	50,675	152,028	(f)	21.70	3/13/2024	28,342	(g)	575,626
	—	143,923	(d)	32.75	3/8/2025	13,740	(e)	279,059
Jeffrey T. Welch	50,761	152,285	(h)	22.26	8/10/2024	26,954	(i)	547,436
	—	143,923	(d)	32.75	3/8/2025	13,740	(e)	279,059
Joseph J. Hasson(j)	25,782	25,780	(a)	19.50	4/26/2023	13,740	(e)	279,059
	—	168,919	(b)	21.73	3/10/2024	—		—
	—	143,923	(d)	32.75	3/8/2025	—		—

(a)	Scheduled to vest 50% on May 2, 2019 and 50% on May 2, 2020.
(b)	Scheduled to vest 33 1/3% on March 10, 2019 and each anniversary thereafter until fully vested on March 10, 2021.
(c)	Scheduled to vest 50% on March 10, 2020 and 50% on March 10, 2021.
(d)	Scheduled to vest 33 1/3% on March 8, 2020 and each anniversary thereafter until fully vested on March 8, 2022.
(e)	Scheduled to vest 50% on March 8, 2021 and 50% on March 8, 2022.
(f)	Scheduled to vest 33 1/3% on March 13, 2019 and each anniversary thereafter until fully vested on March 13, 2021.
(g)	Scheduled to vest 50% on March 13, 2020 and 50% on March 13, 2021.
(h)	Scheduled to vest 33 1/3% on August 10, 2019 and each anniversary thereafter until fully vested on August 10, 2021.
(i)	Scheduled to vest 50% on August 10, 2020 and 50% on August 10, 2021.
(j)

Mr. Hasson resigned from his position effective February 18, 2019. In connection with his resignation, Mr. Hasson’s outstanding equity awards that were scheduled to vest after May 2, 2019 were forfeited.

Option Exercises and Stock Vested for 2018

There were no exercises of stock options or vesting of restricted stock awards by any of the NEOs during 2018.

Estimated Payments and Benefits upon Termination

The chart below presents the estimated amounts that would be payable to each current NEO upon a hypothetical termination of employment as of December 31, 2018, as a result of each of the termination scenarios described below.

	Salary Continuation ($)	Bonus(a) ($)	Health Benefits ($)	Equity(b) ($)	Total ($)
NEO Terminates Without Good Reason/Company Terminates for Cause
Frank J. Fertitta III	—	—	—	—	—
Richard J. Haskins	—	—	—	—	—
Stephen L. Cootey	—	—	—	—	—
Jeffrey T. Welch	—	—	—	—	—
Joseph J. Hasson	—	—	—	—	—
Death or Disability
Frank J. Fertitta III	—	1,000,000	—	—	1,000,000
Richard J. Haskins	—	1,000,000	—	—	1,000,000
Stephen L. Cootey	—	600,000	—	—	600,000
Jeffrey T. Welch	—	600,000	—	—	600,000
Joseph J. Hasson	—	600,000	—	—	600,000
Company Terminates Without Cause or NEO terminates for Good Reason (other than in connection with a Change in Control)(c)
Frank J. Fertitta, III	1,000,000	1,000,000	10,890	—	2,010,890
Richard J. Haskins	1,000,000	1,000,000	10,890	—	2,010,890
Stephen L. Cootey	600,000	600,000	18,163	—	1,218,163
Jeffrey T. Welch	600,000	600,000	18,163	—	1,218,163
Joseph J. Hasson	600,000	600,000	18,163	—	1,218,163
Involuntary Termination following a Change in Control(d)
Frank J. Fertitta III	1,000,000	1,000,000	10,890	—	2,010,890
Richard J. Haskins	1,000,000	1,000,000	10,890	2,344,904	4,355,794
Stephen L. Cootey	600,000	600,000	18,163	854,685	2,072,848
Jeffrey T. Welch	600,000	600,000	18,163	826,495	2,044,658
Joseph J. Hasson	600,000	600,000	18,163	299,941	1,518,104

(a)

Amounts in this column reflect the NEO’s target bonus for the year ended December 31, 2018. This column does not include any unpaid prior year bonuses that were earned prior to the date of termination.

(b)

Amounts in this column reflect the value of unvested restricted stock awards and unvested stock options that would vest in connection with the triggering event. For stock options, this amount reflects the positive “spread” value between the option’s exercise price and our stock price, based on the closing price of our common stock on the last trading day in the year ended December 31, 2018 ($20.31 on December 31, 2018). For restricted stock awards, this amount represents the number of shares vesting multiplied by $20.31. The amounts for each NEO are comprised of the following: Mr. Haskins: $50,625 in stock options and $2,294,279 in restricted stock awards; Mr. Cootey: $0 in stock options and $854,685 in restricted stock awards; Mr. Welch: $0 in stock options and $826,495 in restricted stock awards; and Mr. Hasson: $20,882 in stock options and $279,059 in restricted stock awards.

(c)

With the exception of Mr. Fertitta, the concept of “good reason” for resignation applies only following a “change in control” of the Company. With respect to Mr. Fertitta, he can resign at any time for “good reason” (as defined in his Employment Agreement).

(d)	“Involuntary Termination” for purposes of this row means a termination by the Company without “cause” or a resignation by the NEO for “good reason.”

In connection with his termination of employment, Mr. Hasson will continue to provide consulting services to the Company for a period of twelve months and, in consideration for providing such services and a release of claims, will receive compensation in an amount equal to continued payments of his base salary of $50,000 per month for a period of twelve months and continuation of the group health insurance and long term disability insurance for a period of twelve months, or, in the event the Company determines that continuation of such coverage is not permitted, a lump-sum payment of the economic equivalent thereof.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer to the annual total compensation of our employees.

Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. As permitted under Item 402(u) of Regulation S-K, for purposes of calculating the 2018 CEO pay ratio, we used the same employee who was identified as our median employee for 2017, and recalculated that employee’s annual total compensation for 2018. This employee was identified in 2017 based on an evaluation of total annual compensation (including salary, tips, bonus and other taxable compensation) for each member of our employee population as of December 31, 2017. The employee population included approximately 13,500 full-time, part-time, seasonal and temporary employees, all of whom worked inside the U.S.

For 2018, the annual total compensation of our Chief Executive Officer as reported in the 2018 Summary Compensation Table was $1,957,906. The 2018 annual total compensation of our median employee, calculated using the same methodology used for our CEO’s compensation, was $31,047. Based on this information, the estimated ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 63:1.

We believe this CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio.

PROPOSAL 3—APPROVAL OF AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

The Company is seeking shareholder approval of the Red Rock Resorts, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Amended Plan”). On April 23, 2019, the Board adopted the Amended Plan, which amends and restates in its entirety the Red Rock Resorts, Inc. 2016 Equity Incentive Plan (the “Existing Plan”) and increases the number of shares of the Company’s Class A common stock authorized to be issued in connection with awards under the Amended Plan. The Existing Plan is currently our only active long-term equity incentive plan. The number of shares of Class A common stock which remain available for issuance under the Existing Plan is not sufficient to meet our compensation goals in the coming years. If the Amended Plan is approved, 11,585,479 shares of Class A common stock will be available for grant under the Amended Plan, plus the number of shares of Class A common stock remaining available for issuance under the Existing Plan on the date stockholders approve the Amended Plan (which, as of April 1, 2019, was 495,959 shares), plus the number of shares that again become available for awards under the terms of the Existing Plan and Amended Plan.

Except with respect to the increase in the authorized number of shares or to the extent described below, the principal features of the Amended Plan are substantially the same as the principal features of the Existing Plan.

Why We Believe You Should Vote for this Proposal

The Board adopted the Amended Plan to further the Company’s goal of attracting, incentivizing and retaining top talent and continuing to offer our key personnel compensation opportunities that are market-competitive. If the Amended Plan is approved by shareholders, no further awards will be issued under the Existing Plan, except that outstanding awards under the Existing Plan will continue to be governed by the Existing Plan. The Amended Plan, if approved, will expire in 2029. In the event that our stockholders do not approve the Amended Plan, it will not become effective and no awards will be granted under the Amended Plan.

The Board believes that equity-based compensation plans such as the Amended Plan serve many important purposes, such as (i) allowing the Company to use a vehicle other than cash to compensate its employees and other key personnel and (ii) benefitting the interests of our shareholders by effectively linking employee compensation to the performance of our Company’s stock price. By maintaining a long-term incentive plan such as the Amended Plan, the Compensation Committee will be able to design and implement executive compensation programs that retain our key employees, compensate those employees based on the performance of the Company and other individual performance factors, and enhance shareholder alignment.

Although we recognize that equity compensation awards dilute shareholder equity, the Amended Plan, if approved, will allow us to continue to grant incentive compensation awards that are intended to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

Equity Plan Information

In authorizing the number of shares of Class A common stock available for issuance under the Amended Plan, the Board considered the Company’s historical grant practices, as well as the potential dilution and potential cost of the new shares of Class A common stock under the Amended Plan (sometimes referred to as shareholder value transfer).

Through and including April 1, 2019, the Company has granted 11,089,520 shares of Class A common stock under the Existing Plan, and 495,959 shares remained available for issuance under the Existing Plan. Approximately 33.5% were awarded to the Company’s current named executive officers; the remaining 66.5% were awarded to other participants, including non-employee directors and other officers. Of the 11,089,520 shares of Class A common stock granted under the Existing Plan as of April 1, 2019, 8,380,762 shares, or 75.6% of the grants, were in the form of options and 2,708,758 shares, or 24.4% of the grants, were in the form of restricted stock. Based on the closing price of a share of Class A common stock on April 1, 2019 of $26.31, the aggregate market value as of April 1, 2019, of the 11,585,479 new shares of Class A common stock proposed to be issued under the Amended Plan was $304.8 million.

As of April 1, 2019:

•	There were 70,273,915 shares of Class A common stock issued and 70,273,915 shares of Class A common stock outstanding.

•	There were 46,884,413 shares of Class B common stock issued and 46,884,413 shares of Class B common stock outstanding.

•	There were a total of 7,783,865 stock options outstanding, with a weighted average exercise price of $26.34 and a weighted average remaining term of 5.9 years.

•	There were a total of 751,785 restricted stock awards outstanding.

•	There were a total of 495,959 shares of Class A common stock available for future awards under the Existing Plan.

•

The Company manages its long-term dilution by limiting the number of equity awards that are granted annually, commonly referred to as burn rate. Burn rate differs from dilution, as it does not account for equity awards that have been cancelled. Over the past three calendar years, our burn rate was 2.4%, 3.7% and 2.3% (for the years ended December 31, 2016, December 31, 2017 and December 31, 2018, respectively).

Burn Rate (000’s)

	(A)	(B)	(A) + (B) = (C)	(D)	(C) / (D)
Year	Options Granted	Restricted Shares Granted	Total Shares Granted	Weighted Average Basic Common Shares Outstanding (Class A and Class B)	Burn Rate (Unadjusted)
2018	2,204	177	2,381	116,053	2.3%
2017	3,586	296	3,882	115,766	3.7%
2016	1,789	398	2,187	115,572	2.4%

•

Over the past three calendar years, our average annual dilution was 1.6%, 3.9% and 4.8% (for the years ended December 31, 2016, December 31, 2017 and December 31, 2018, respectively). Dilution is generally defined as the total equity awards granted less cancellations, divided by total common shares outstanding at the end of the year (which includes outstanding shares of both Class A and Class B common stock).

•

Over the past three years, our “overhang rate” was 8.5%, 8.3% and 8.0% at fiscal year-end (for the years December 31, 2016, December 31, 2017 and December 31, 2018, respectively). Our overhang rate measures the total number of shares under all outstanding plan awards, plus the number of shares authorized for future plan awards, as a percentage of the common shares outstanding on the date of calculation (which includes outstanding shares of both Class A and Class B common stock). It measures the potential dilutive effect of outstanding equity awards and future awards available for grant. If the Amended Plan is approved by our shareholders, our overhang rate would be 17.7%, based on the common stock outstanding as of April 1, 2019.

Shares of our Class B common stock are included in the number of common shares outstanding for purposes of the above calculations to account for the fact that the holders of the LLC Units (other than Red Rock) may (subject to the terms of the Exchange Agreement) exchange their LLC Units, together with all outstanding shares of Class B common stock, for shares of our Class A common stock on a one-for-one basis or, at our election, for cash.

Plan Highlights

Double-Trigger Vesting. The Amended Plan contains a “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change in control of the Company unless either (i) an acquiror does not replace or substitute outstanding awards in accordance with the requirements of the Amended Plan (in which case the outstanding awards would vest), or (ii) a participant who receives a replacement or substitute award in connection with such change in control is involuntarily terminated within two years following the change in control.

Independent Plan Administrator. The Compensation Committee, which is composed of independent directors, administers the Amended Plan, and retains full discretion to determine the number and amount of awards to be granted under the Amended Plan, subject to the terms of the Amended Plan.

Reasonable Plan Limits. Subject to adjustment as described in the Amended Plan, total awards under the Amended Plan are limited to 11,585,479 shares of Class A common stock, plus the number of shares available for issuance under the Existing Plan on the date stockholders approve the Amended Plan (which, as of April 1, 2019, was 495,959 shares), plus the number of shares that again become available for awards under the terms of the Existing Plan and Amended Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

The Amended Plan also provides that, subject to adjustment as described in the Amended Plan:

•	no participant will be granted awards under the Amended Plan for more than 1,737,822 shares of Class A common stock in respect of a single fiscal year; and

•

no non-employee member of our board of directors will be paid compensation (including awards under the Amended Plan, determined based on the fair market value of such awards as of the grant date, as well as any retainer fees) totaling more than $750,000 in respect of any single fiscal year (the “Director Compensation Limit”).

Limitation on Full Value Awards. The Amended Plan limits the aggregate number of shares that can be delivered in respect of full value awards (e.g., restricted shares and restricted stock units) to no more than 30% of the maximum numbers of shares that may be delivered under the Amended Plan.

Stockholder Approval of Material Amendments. The Amended Plan requires us to seek stockholder approval for any material amendments to the Amended Plan, such as materially increasing benefits accrued to participants, increasing the Director Compensation Limit, and materially increasing the number of shares available.

Prohibition on the Repricing of Options and SARs. The Amended Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval (outside of certain corporate transactions or adjustment events described in the Amended Plan).

No Transfers of Awards for Value. The Amended Plan requires that no awards granted under the Amended Plan may be transferred for value, subject to exceptions for certain familial transfers.

No Discounted Stock Options or SARs. The Amended Plan requires that the exercise price for newly-issued stock options or SARs be at least 100% of the per share “fair market value” (as defined in the Amended Plan) on the date of grant.

Prohibition of Dividends or Dividend Equivalents on Unvested Awards. The Amended Plan prohibits the current payment of dividends or dividend equivalents prior to the vesting of the underlying award. Any such dividends or dividend equivalents will be deferred until and contingent upon the achievement of the underlying vesting condition(s). The Existing Plan prohibited the current payment of dividends or dividend equivalents only with respect to unvested performance-based awards.

Director Compensation Limit

If the Amended Plan is approved, the maximum total compensation (including awards under the Amended Plan, determined based on the fair market value of such awards as of the grant date, plus annual retainer fees, chairperson fees, committee member fees and any other remuneration) that may be paid to any non-employee director in respect of a single fiscal year would be limited to $750,000 (the “Director Compensation Limit”). The Existing Plan only included a limit on the number of shares that could be delivered under the Existing Plan during a single fiscal year. This limit is not intended to serve as an increase to the amount of annual compensation that we currently pay our non-employee directors, and no changes were made to our existing non-employee director compensation arrangements in connection with approving the Director Compensation Limit; rather, this action was approved for the purpose of limiting the amount of compensation the board of directors may pay its non-employee members in respect of a single fiscal year without additional shareholder approval.

In connection with approving the Amended Plan, stockholders are being asked to ratify the Director Compensation Limit. By voting “FOR” approval of the Amended Plan, you will be deemed to have also ratified the Director Compensation Limit.

Summary of the Amended Plan

Set forth below is a summary of the principal features of the Amended Plan. The principal features of the Amended Plan are substantially similar to the principal features of the Existing Plan. This summary is qualified in its entirety by reference to the terms of the Amended Plan, a copy of which is included in this Proxy Statement as Appendix A.

The Amended Plan permits the granting of (i) stock options, including incentive stock options (or “ISOs”) entitling the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) assuming certain conditions are met, (ii) stock appreciation rights (“SARs”), (iii) restricted stock, (iv) restricted stock units (“RSUs”), (iv) performance awards, and (v) other awards valued in whole or in part by reference to or otherwise based on shares of Class A common stock (“Other Stock-Based Awards”). Each type of award is described below under “Types of Awards Under the Amended Plan.” Each of the awards will be evidenced by an award document setting forth the applicable terms and conditions.

Purpose

The Amended Plan authorizes the Compensation Committee, or another committee designated by the Board and made up of two or more non-employee directors and, if determined by the Board to be applicable, outside directors (as applicable, the “Committee”), to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining directors, employees and certain consultants and providing our directors, employees and such consultants incentives and rewards for superior performance.

The Amended Plan is designed to comply with the requirements of applicable federal and state securities laws, and the Code.

Shares Subject to the Amended Plan

The Board has authorized the issuance of 11,585,479 shares of Class A common stock in connection with awards pursuant to the Amended Plan, plus the number of shares of Class A common stock available for issuance under the Existing Plan on the date stockholders approve the Amended Plan (which, as of April 1, 2019, was 495,959 shares), plus the number of shares that again become available for awards under the terms of the Existing Plan and Amended Plan. No more than 11,585,479 shares under the Amended Plan may be issued upon the exercise of ISOs. The number of shares with respect to awards that may be granted under the Amended Plan to any individual participant in respect of a single fiscal year may not exceed 1,737,822 shares. Further, awards to non-employee directors will be subject to the Director Compensation Limit. The Amended Plan limits the aggregate number of shares that can be delivered in respect of full value awards (e.g., restricted shares and restricted stock units) to no more than 30% of the maximum numbers of shares that may be delivered under the Amended Plan.

Each of the foregoing limitations is subject to potential adjustment as described in the Amended Plan.

Any shares of our Class A common stock covered by an award granted under the Amended Plan, which for any reason is canceled, forfeited, withheld or expires or, in the case of an award other than a stock option, is settled in cash, will again be available for awards under the Amended Plan. In addition, (i) shares not issued or delivered as a result of the net settlement of an outstanding stock option or SAR (ii) shares used to pay the exercise price or withholding taxes related to an outstanding award, and (iii) shares repurchased by the Company using proceeds realized by the Company in connection with a participant’s exercise of an option or SAR, will again become available for grant.

Subject to the Amended Plan’s share counting rules, shares of Class A common stock covered by awards granted under the Amended Plan will not be counted as used unless and until the shares are actually issued and delivered. However, shares of Class A common stock issued or delivered under awards granted under the Amended Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added back to) the aggregate share limit or other Amended Plan limits described above. Additionally, shares available under certain plans that we or certain of our affiliates may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended Plan, under circumstances further described in the Amended Plan, but will not count against the aggregate share limit or other Amended Plan limits described above.

Plan Administration

The Amended Plan is administered by the Committee. The Committee generally may select eligible employees to whom awards are granted, determine the types of awards to be granted and the number of shares covered by awards and set the terms and conditions of awards. The Committee’s determinations and interpretations under the Amended Plan will be binding on all interested parties. Subject to applicable law, the Committee may delegate to a subcommittee or to officers certain authority with respect to the granting of awards other than awards to certain officers and directors as specified in the Amended Plan.

Eligibility

Pursuant to the terms of the Amended Plan, awards may be made by the Committee to any of our employees or certain qualifying consultants, or to employees or certain qualifying consultants of our affiliates, or non-employee directors who are members of the Board or the board of directors of our affiliates; provided that ISOs may only be granted to our employees or employees of our affiliates. Currently, five named executive officers, less than 100 other current or former employees and each of our three non-employee directors participate in the Prior Plan and would be expected to participate in the Amended Plan in the future, subject to any necessary approvals by the Committee.

No Repricing Without Shareholder Approval

Except in connection with a corporate transaction or other adjustment event described in the Amended Plan, repricing of underwater options and SARs is prohibited without stockholder approval under the Amended Plan.

Types of Awards Under the Amended Plan

Stock Options. Option rights may be granted that entitle the optionee to purchase shares of Class A common stock at a price not less than (except with respect to Substitute Awards described below) fair market value at the date of grant, and may be ISOs, nonqualified stock options, or combinations of the two. Stock options granted under the Amended Plan will be subject to such terms and conditions, including exercise price and conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. Payment in respect of the exercise of an option granted under the Amended Plan may be made (i) in cash or its equivalent, or (ii) in the discretion of the Committee, by exchanging shares owned by the optionee (which are not the subject of any pledge or other security interest and which have been owned by such optionee for at least six months), or (iii) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the shares being acquired upon exercise of the option and to promptly deliver to us an amount equal to the aggregate exercise price or (iv) in the discretion of the Committee and subject to any conditions or limitations established by the Committee, by having us withhold from shares otherwise deliverable an amount equal to the aggregate option exercise price pursuant to a “net exercise” arrangements, or (v) by a combination of the foregoing, or (vi) by such other methods as may be approved by the Committee, provided that the combined value of all cash and cash equivalents and the fair market value of such shares so tendered to us or withheld as of the date of such tender or withholding is at least equal to the aggregate exercise price of the option. No stock option may be exercisable more than 10 years from the date of grant.

Stock Appreciation Rights. SARs granted under the Amended Plan will be subject to such terms and conditions, including grant price and the conditions and limitations applicable to exercise thereof, as may be determined by the Committee and specified in the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award. A SAR will entitle the participant to receive an amount equal to the excess of the fair market value of a share on the date of exercise of the SAR over the grant price thereof (which may not be (except with respect to Substitute Awards described below) less than fair market value on the date of grant). The Committee, in its sole discretion, will determine whether a SAR will be settled in cash, shares or a combination of cash and shares. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs granted under the Amended Plan will be subject to such terms and conditions, including the duration of the period during which, and the conditions, if any, under which, the restricted stock and restricted stock units may vest and/or be forfeited to us, as may be determined by the Committee in its sole discretion. Each RSU will have a value equal to the fair market value of a share of our Class A common stock. RSUs will be paid in cash, shares, other securities or other property, as determined by the Committee in its sole discretion, upon or after the lapse of the restrictions applicable thereto or otherwise in accordance with the applicable award agreement. Dividends payable on Restricted Stock, or dividend equivalents payable on RSUs, will not be paid unless and until the underlying award vests.

Performance Awards. Performance awards granted under the Amended Plan will consist of a right which is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee will establish, and (iii) payable at such time and in such form as the Committee will determine. Subject to the terms of the Amended Plan and any applicable award agreement, the Committee will determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award and the amount and kind of any payment or transfer to be made pursuant to any performance award. Performance awards may be paid in a lump sum or in installments following the close of the performance period (as set forth in the applicable award agreement) or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may require or permit the deferral of the receipt of performance awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

Other Stock-Based Awards. In addition to the foregoing types of awards, the Committee will have authority to grant to participants an “other stock-based award” (as defined in the Amended Plan), which will consist of any right which is (i) not a stock option, SAR, restricted stock or RSU or performance award and (ii) an award of shares or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Class A common stock (including, without limitation, securities convertible into shares of our Class A common stock), as deemed by the Committee to be consistent with the purposes of the Amended Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Amended Plan and any applicable award agreement, the Committee will determine the terms and conditions of any such other stock-based award, including the price, if any, at which securities may be purchased pursuant to any other stock-based award granted under the Amended Plan.

Dividend Equivalents. In the sole discretion of the Committee, an award (other than options or SARs), whether made as another stock-based award or as any other type of award issuable under the Amended Plan, may provide the participant with the right to receive dividends or dividend equivalents, payable in cash, shares, other securities or other property and on a current or deferred basis. However, dividends and dividend equivalents may be paid only on a deferred basis, to the extent the underlying award vests.

Performance Criteria / Performance Goals

The Amended Plan allows the Committee to establish measurable “Performance Criteria” for purposes of establishing performance goals with respect to performance-based awards under the Amended Plan. The Performance Criteria that may be used to establish such performance goal(s) may be based on one or more, or a combination of, any performance criteria, metric or factor as may be determined by the Committee, including, but limited to, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income; (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) net earnings; (xiii) operating earnings; (xiv) free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs.

Amendments

The Board may amend the Amended Plan from time to time without further approval by our stockholders, except where (i) the amendment would materially increase the benefits accruing to participants under the Amended Plan, (ii) the amendment would materially increase the number of securities which may be issued under the Amended Plan, (iii) the amendment would increase the Director Compensation Limit, or (iv) stockholder approval is required by applicable law or securities exchange rules and regulations, and provided that no such action that would materially impair the rights of any participant with respect to awards previously granted under the Amended Plan will be effective without the participant’s consent.

Transferability

Each award, and each right under any award, will be exercisable only by the participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s guardian or legal representative, and no award may be sold, assigned, pledged, attached, alienated or otherwise transferred or encumbered by a participant, other than by will or by the laws of descent and distribution, and any such purported sale, assignment, pledge, attachment, alienation, transfer or encumbrance will be void and unenforceable against us or any affiliate; provided that the designation of a beneficiary will not constitute a sale, assignment, pledge, attachment, alienation, transfer or encumbrance. In no event will any award granted under the Amended Plan be transferred for value. However, the Committee may permit the transferability of an award under the Amended Plan by a participant to certain members of the participant’s immediate family or trusts for the benefit of such persons or other entities owned by such persons.

Adjustments

The number and kind of shares covered by outstanding awards and available for issuance or transfer (and Plan limits) under the Amended Plan and, if applicable, the prices per share applicable thereto, are subject to adjustment in the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of ours, issuance of warrants or other rights to purchase our shares or other securities, or other corporate transaction or event. In the event the Committee determines in its sole discretion that any such transaction affects the shares of common stock such that an adjustment is appropriate to prevent dilution or enlargement of benefits, or potential benefits intended to be made available under the Amended Plan, the Committee will equitably adjust any or all of (i) the number of our shares or other securities (or number and kind of other securities or property) with respect to which awards may be granted, (ii) the number of our shares or other securities of (or number and kind of other securities or property) subject to outstanding awards, and (iii) the grant or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment or other consideration to the holder of an outstanding award in consideration for the cancellation of such award, which, in the case of options and SARs will equal the excess, if any, of the fair market value of the shares subject to such options or SARs over the aggregate exercise price or grant price of such options or SARs. However, such adjustment to the Amended Plan limits will be made only if and to the extent that such adjustment would not cause any ISO to fail to so qualify.

Change of Control

The Amended Plan provides the Committee with the ability to grant awards that vest on a so-called “double-trigger” basis in the event of a Change in Control, which means that, if the participant is provided with a “Replacement Award” (as defined in the Amended Plan) in connection with a Change in Control, then the outstanding award to which such replacement award relates will not become fully vested or exercisable; thereafter, if the participant’s termination of employment or service by the Company without Cause or by the participant for Good Reason (each, as defined in the Amended Plan) within two years following the Change in Control, all replacement awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

With respect to any awards under the Amended Plan that vest upon a Change in Control (i.e., for which no Replacement Award is provided), such awards may be cancelled or converted in connection with such Change in Control and the Committee may cause to be paid or provided to the holders thereof, in cash, shares, other securities or other property, or any combination thereof, the value of such awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per share received or to be received by other stockholders of the Company in connection with the Change in Control), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the share(s) subject to such Option or SAR over the aggregate exercise price of such Option or SAR, respectively, and any Option or SAR having a per share exercise price equal to, or in excess of, the fair market value of a share subject thereto may be canceled and terminated without any payment or consideration therefor).

Unless otherwise provided in the Amended Plan or an award agreement, to the extent any Amended Plan or award agreement provision would cause a payment of deferred compensation upon a Change in Control or termination of service that is subject to Section 409A of the Code, then payment will not be made unless the provisions comply with Section 409A of the Code. Any payment that would have been made but for the application of the preceding sentence will be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service or performance requirements.

Withholding Taxes

A participant may be required to pay to us, and, subject to Section 409A of the Code, we will have the right and are authorized to withhold from any award, from any payment due or transfer made under any award or under the Amended Plan or from any compensation or other amount owing to a participant the amount (in cash, shares, other securities, other awards or other property) of any applicable withholding taxes in respect of an award, its exercise, or any payment or transfer under an award or under the Amended Plan and to take such other action as may be necessary in our opinion to satisfy all obligations for the payment of such taxes. In the discretion of the Committee and subject to such rules as the Committee may adopt, a participant may satisfy, in whole or in part, the withholding liability by delivery of shares owned by the participant (which are not subject to any pledge or other security interest and which have been owned by the participant for at least six months) with a fair market value equal to such withholding liability or by having us withhold from the number of shares otherwise issuable upon the occurrence of a vesting event a number of shares with a fair market value equal to such withholding liability.

Detrimental Activity and Recapture Provisions

Any award agreement under the Amended Plan may provide for the cancellation or forfeiture of an award under the Amended Plan or the forfeiture and repayment to the Company of any gain related to an award under the Amended Plan, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including in the event that a participant, during employment or other service with the Company or an affiliate, engages in activity detrimental to the business of the Company. In addition, any award agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the shares of Class A common stock may be traded or under any clawback policy adopted by the Company.

Termination

No grant will be made under the Amended Plan more than 10 years following the date on which the Amended Plan becomes effective, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended Plan.

Federal Income Tax Consequences Relating to Awards

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on the date hereof. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences. The following is not to be considered as tax advice to any persons who may be participants in the Amended Plan, and any such persons are advised to consult with their own tax counsel.

Tax Consequences to Participants

Non-qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares of Class A common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Class A common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss), depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of Class A common stock received on the exercise.

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Class A common stock on the date that such shares are transferred to the participant in settlement of the award (reduced by any amount paid by the participant for such RSUs, if any), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Awards. No income generally will be recognized upon the grant of performance awards. Upon payment in respect of any performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and/or the fair market value of any unrestricted shares of Class A common stock received in respect thereof.

Tax Consequences to Us or Our Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Section 162(m) of the Code

Prior to its amendment by the Tax Cuts and Jobs Act (the “TCJA”), there was an exception to the $1 million deduction limitation under Section 162(m) for performance-based compensation if certain requirements set forth in Section 162(m) and the applicable regulations were met. The TCJA generally amended Section 162(m) to eliminate this exception for performance-based compensation, effective for taxable years following December 31, 2017, except with respect to amounts that are paid pursuant to binding contracts that are “grandfathered” as determined in accordance with the applicable regulations. The TCJA also expanded the definition of “covered employees” to include (1) the principal executive officer of the corporation (or an individual acting in such capacity) at any time during the tax year, (2) the principal financial officer of the corporation (or an individual acting in such capacity) at any time during the tax year, (3) the three highest compensated officers for the tax year (other than the PEO or the PFO), and (4) any individual who was considered a “covered employee” of the corporation (or any predecessor) for any prior tax year beginning on or after January 1, 2017.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Amended Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Amended Plan and any grants made under the Amended Plan will be administered in a manner consistent with this intent. Any reference in the Amended Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Class A common stock under the Amended Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE AMENDED PLAN. BY VOTING “FOR” APPROVAL OF THE AMENDED PLAN, YOU WILL BE DEEMED TO HAVE ALSO RATIFIED THE DIRECTOR COMPENSATION LIMIT.

New Plan Benefits

All future awards to directors, executive officers, and employees will be made at the discretion of the Compensation Committee. Therefore, we cannot determine future benefits for any other awards under the Amended Plan at this time.

Equity Compensation Plan Information

The following table sets forth information regarding Red Rock’s equity compensation plans as of December 31, 2018.

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,166,565	$25.60	3,724,584
Equity compensation plans not approved by security holders	—	—	—

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2018 are described below and under “Audit Committee Report” located on page 12 of this proxy statement.

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP for the years ended December 31, 2018 and 2017:

	2018	2017
Audit Fees(a)	$3,021,153	$3,417,329
Audit-Related Fees(b)	$42,000	$40,000
Tax Fees(c)	$889,058	$858,077
All Other Fees(d)	$7,200	$1,995

(a)

Audit Fees—Fees for audit services consisted of: (1) professional services rendered in connection with the audits of the Company’s annual financial statements included in its Annual Report on Form 10-K and for the review of the Company’s quarterly financial statements included in its Quarterly Reports on Form 10-Q’s and (2) regulatory filings.

(b)	Audit-Related Fees—Fees for audit-related services consisted of amounts paid for audits of our employee benefit plan.
(c)	Tax Fees—Fees for tax services consisted primarily of tax advisory services.
(d)	All Other Fees—Represents a charge for an online technical accounting research tool.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditors. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

The Audit Committee approved all services provided by Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS EACH UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 5—SHAREHOLDER PROPOSAL ON DIRECTOR ELECTIONS

The Company has been advised that the California Public Employees’ Retirement System, P.O. Box 2749 Sacramento, CA 95812-2749, the beneficial owner of approximately 44,500 shares as of October 19, 2018, intends to submit the below proposal at the Annual Meeting. The text of the proposal and the supporting statement is the sole responsibility of CalPERS and is set forth in italics below.

“RESOLVED, that the shareowners of Red Rock Resorts, Inc. (Company) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that directors shall be elected by the affirmative vote of the majority of votes at an annual meeting of shareowners in uncontested elections. A plurality vote standard, however, will apply to contested director elections; that is, when the number of director nominees exceeds the number of board seats.”

SUPPORTING STATEMENT OF THE CALIFORNIA PUBLIC EMPLOYEES’ RETIREMENT SYSTEM

Is accountability by the Board of Directors important to you? As a long-term shareowner of the Company, CalPERS thinks accountability is of paramount importance. This is why we are sponsoring the proposal. This proposal would remove a plurality vote standard for uncontested elections that effectively disenfranchises shareowners and eliminates a meaningful shareowner role in uncontested director elections.

Under the Company’s current voting system, a director may be elected with as little as one affirmative vote because “withheld” votes have no legal effect. This scheme deprives shareowners of a powerful tool to hold directors accountable because it makes it impossible to defeat directors who run unopposed. Conversely, a majority voting standard allows shareowners to actually vote “against” candidates and to defeat reelection of a management nominee who is unsatisfactory the majority of shareowners who cast votes.

A substantial number of companies have already adopted this form of majority voting. More than 90% of the companies in the S&P 500 have adopted a form of majority voting for uncontested director elections. We believe the Company should join the growing number of companies that have adopted a majority voting standard requiring incumbent directors who do not receive a favorable majority vote to submit a letter of resignation, and not continue to serve, unless the Board declines the resignation and publicly discloses its reasons for doing so.

Majority voting in director elections empowers shareowners to clearly say “no” to unopposed directors who are viewed as unsatisfactory by a majority of shareowners casting a vote. Incumbent board members serving in a majority vote system are aware that shareowners have the ability to determine whether the director remains in office. The power of majority voting, therefore, is not just the power to effectively remove poor directors, but also the power to heighten director accountability through the threat of a loss of majority support. That is what accountability is all about.

CalPERS believes that corporate governance procedures and practices, and the level of accountability they impose, are closely related to financial performance. It is intuitive that, when directors are accountable for their actions, they perform better. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority voting standard for uncontested director elections. We believe the Company’s shareowners will substantially benefit from the increased accountability of incumbent directors and the power to reject directors shareowners believe are not acting in their best interests. Please vote FOR this proposal.

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Board unanimously recommends a vote AGAINST this proposal.

The Board has carefully considered the shareholder proposal and does not believe that it is in the best interests of the Company and its shareholders for the reasons described below.

As of the Record Date, the Company has only Class A Shares and Class B Shares outstanding. Our Class A Shares and Class B Shares vote together on all matters upon which shareholders are entitled to vote, including, but not limited to, the election of directors. Each Class A Share is entitled to one vote per share. Each share of Class B common stock that is held by a holder that, together with its affiliates, owned at least 30% of the outstanding membership interests (“LLC Units”) of Station Holdco LLC (“Station Holdco”) immediately following the consummation of our initial public offering in May 2016 and, as of the applicable record date, maintains direct or indirect beneficial ownership of at least 10% of the outstanding Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units (other than LLC Units held by the Company) are exchanged for shares of Class A common stock) is entitled to ten votes and each other share of Class B common stock is entitled to one vote.

As of the Record Date, entities affiliated with Frank J. Fertitta III, our Chairman and Chief Executive Officer, and Lorenzo J. Fertitta, a member of our Board of Directors (such entities, collectively, the “Fertitta Family Entities”), held 45.4 million shares of Class B common stock that are entitled to ten votes per share at the Annual Meeting, representing approximately 86.3% of the combined voting power of the shares of Class A common stock and Class B common stock outstanding on the Record Date. As a result, we are a “controlled company” within the meaning of NASDAQ rules and, through such beneficial ownership, the Fertitta Family Entities have the ability to elect all director nominees under either a majority or plurality voting standard and to control all other matters requiring the approval of our shareholders.

Our Nominating Committee is tasked with evaluating and recommending independent nominees for election to the Board and considering director nominees in light of the entirety of their credentials. Our directors stand for re-election every year. Shareholders who are dissatisfied with incumbent directors are empowered to express their dissatisfaction by “withholding” their votes from such directors.

In addition, even though as a “controlled company” we are exempt from NASDAQ rules relating to independent membership of certain board committees, our Compensation Committee, Audit Committee and Nominating Committee as of the date of this Proxy Statement are comprised entirely of independent directors under NASDAQ rules. Three of our five directors as of the date of this Proxy Statement are independent under applicable NASDAQ rules even though we are exempt from NASDAQ rules requiring us to have independent directors.

As described above, our current corporate governance practices provide shareholders with the ability to effectively express their views and participate in director elections. A majority voting standard for the election of directors would provide no additional meaningful benefit to our shareholders. Furthermore, in the past years, the average affirmative vote for directors has been over 96% of the shares voted through the plurality voting process with no director receiving less than 96% of the votes cast. As a result, the adoption of a majority voting standard would not have affected the outcome of the elections in any of these years. Because our shareholders have a history of electing highly qualified and independent directors using a plurality voting system, a change in the director election process is neither necessary nor appropriate in order to enhance our corporate governance.

In addition, the ownership, operation, and management of gaming facilities are subject to extensive regulation. Gaming regulatory agencies in certain of the jurisdictions in which we operate may require us and our affiliates, including our executive officers and directors, to maintain licenses. The licensing process is onerous, invasive, time consuming and expensive. Because of this, it is difficult to identify qualified candidates willing to subject themselves, as well as their families, to the rigorous and intrusive process necessary to obtain a gaming license. We believe that our current plurality voting standard allows us to attract a larger pool of qualified director candidates who are willing to subject themselves and their families to the regulatory approval process in light of the decreased potential of failed elections and board turnover. The plurality voting standard assists in limiting (1) the expense associated with the licensing process and (ii) the exposure to increased regulatory scrutiny associated with board turnover.

FOR THESE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS SHAREHOLDER PROPOSAL (ITEM NO. 5 ON THE ENCLOSED PROXY CARD).

As noted above, as of the Record Date, the Fertitta Family Entities beneficially own equity securities representing approximately 86.4% of the total voting power of all classes of our outstanding shares. The Fertitta Family Entities have indicated their intention to vote against this shareholder proposal. Accordingly, this shareholder proposal will not be approved even if it were to receive the affirmative vote of all shareholders other than the Fertitta Family Entities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board has a written related party transaction policy and procedures which gives our Audit Committee the power to approve or disapprove potential related party transactions of our directors and members of management, their immediate family members, and entities that hold more than 5% of any class of the Company’s equity securities. The Audit Committee is charged with reviewing all relevant facts and circumstances of a related party transaction, including the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person.

The policy has pre-approved the following related party transactions:

•

any employment by the Company of an executive officer of the Company if the related compensation is approved by the Board or the Compensation Committee, including, but not limited to, the reimbursement of reasonable business and travel expenses incurred in the ordinary course of business;

•	any compensation paid to a director if the compensation is required to be reported in the Company’s Annual Report on Form 10-K under Item 402 of Regulation S-K;

•	indemnification and advancement of expenses made pursuant to the Company’s organizational documents or pursuant to any agreement;

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than 10% of that company’s equity, if the aggregate amount involved does not exceed the greater of $1 million, or 2% of that company’s total annual revenues;

•

any contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party is a trustee, director, or employee other than an officer (or comparable position), provided that the contribution does not exceed the lesser of $1 million or 2% of the organization’s annual total revenues including contributions;

•

any transaction in which the related party’s interest arises solely from ownership of securities issued by the Company and all holders of such securities receive the same benefit on a pro rata basis as a related party;

•	any transaction involving a related party where the rates or charges involved are determined by competitive bids;

•

any payment, directly or indirectly, to a related party for the Company’s use of aircraft owned directly or indirectly by such related party (such owner, the “Related Aircraft Owner”); provided that the terms of such aircraft usage, including payment terms, shall be set forth in a written agreement between the Company and the Related Aircraft Owner, which agreement shall be subject to the prior approval of the Audit Committee and shall be terminable by the Company on no less than ten days’ written notice to the Related Aircraft Owner;

•

any transaction between the Company and its subsidiaries that is ancillary to the Company’s ownership, directly or indirectly, of (i) equity interests in its subsidiaries, (ii) cash or (iii) cash equivalents including, without limitation, the making of advances or loans between the Company and its subsidiaries that are payable on demand and carry an interest rate comparable to other cash equivalent-type investments of the Company; and

•

any purchase of goods or services by the purchasing department of the Company on behalf of an executive officer of the Company; provided that such goods or services are of a type purchased in the Company’s ordinary course of business and the Company is promptly reimbursed by such executive officer.

A related party transaction is defined as any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (a) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any calendar year, (b) the Company is a participant, and (c) any related party has or will have a direct or indirect interest (other than solely as a result of being a director, officer or a less than 10% beneficial owner of another entity).

The following discussion reflects our relationships and related party transactions; some of these transactions were entered into prior to adoption of our Related Party Transaction Policy and as such, were not subject to the approval and review procedures set forth in the policy, but were nonetheless subject to the approval and review procedures in effect at the applicable times.

Limited Liability Company Agreement of Station Holdco

Station Holdco’s third amended and restated the limited liability company agreement (“Holdco Agreement”) provides, among other things, that Red Rock controls all of the business and affairs of Station Holdco and its subsidiaries. Holders of LLC Units do not generally have voting rights under the Holdco Agreement.

Red Rock has the right to determine when distributions will be made to holders of LLC Units and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized, such distribution will be made to the holders of LLC Units on a pro rata basis in accordance with the number of LLC Units held by such holder.

The holders of LLC Units, including Red Rock, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Station Holdco. Net profits and net losses of Station Holdco will generally be allocated to holders of LLC Units (including Red Rock) on a pro rata basis in accordance with the number of LLC Units held by such holder. The Holdco Agreement provides for quarterly cash distributions, which we refer to as “tax distributions,” to the holders of the LLC Units. Generally, tax distributions will be computed by first determining the tax amount of each holder of LLC Units, which amount will generally equal the taxable income allocated to each holder of LLC Units (with certain adjustments) and then multiplying that income by an assumed tax rate. Station Holdco will then determine an aggregate tax distribution amount by reference to the highest individual LLC Unit holder’s tax amount and, subject to certain limitations, will distribute that aggregate amount to all holders of LLC Units as of the tax distribution date based on their percentage ownership interests at the time of the distribution.

The Holdco Agreement provides that, to the extent that such payments may be made in compliance with the terms of Station Holdco’s debt agreements and applicable law, in the sole discretion of Red Rock, as the managing member of Station Holdco, Station Holdco will pay or reimburse Red Rock for all fees, costs, and expenses incurred by Red Rock and related to the business and affairs of Station Holdco (including expenses that relate to the business and affairs of Station Holdco that also relate to the activities of Red Rock, such as costs of future securities offerings, board of director compensation, costs of periodic reports to stockholders of Red Rock, and accounting and legal costs).

The Holdco Agreement provides that it may be amended, supplemented, waived or modified by the written consent of Red Rock in its sole discretion without the approval of any other holder of LLC Units, except that no amendment may disproportionately materially and adversely affect the rights of a holder of LLC Units without the consent of such holder and amendments to certain provisions governing rights or obligations of (i) FI Station Investor LLC (“FI Station Investor”), KVF Investments, LLC, LNA Investments, LLC, FBM Sub 1 LLC and Fertitta Business Management LLC, entities that are owned by certain trusts and other entities owned or established for the benefit of Frank J. Fertitta III, our Chairman and CEO, and Lorenzo J. Fertitta, our Vice Chairman, and their spouses and lineal descendants, (ii) Frank J. Fertitta III and Lorenzo J. Fertitta, or any of their spouses or lineal descendants and (iii) any trust or entity, other than the Company, that is controlled by, or established for the benefit of, or the estate of Frank J. Fertitta III or Lorenzo J. Fertitta or their spouses or lineal descendants (collectively with FI Station Investor, KVF Investments, LLC, LNA Investments, LLC, FBM Sub 1 LLC and Fertitta Business Management LLC, the “Fertitta Family Entities”).

The Holdco Agreement originally provided that the aggregate non-equity compensation of Frank J. Fertitta III would not change for two years following the IPO, and that the aggregate cash compensation of Lorenzo J. Fertitta would be fixed at $500,000 for two years following the IPO. The Holdco Agreement also originally provided that, for a period of two years following the consummation of the IPO, the aggregate number of shares of Class A common stock issued or issuable in connection with awards made pursuant to the Existing Plan, any successor plan thereto, or otherwise (other than in connection with the substitution of equity awards granted by Station Holdco prior to the IPO) would not exceed 50% of the total number of shares of Class A common stock reserved for issuance pursuant to the Existing Plan. Each of the restrictions described in this paragraph was eliminated in March 2018 through an amendment to the Holdco Agreement; however, no changes were made to the aggregate non-equity compensation of Frank J. Fertitta III or the aggregate cash compensation of Lorenzo J. Fertitta as a result of such amendment.

Tax Receivable Agreement

Red Rock used a portion of the proceeds from the IPO to purchase LLC Units. The holders of the LLC Units (other than Red Rock) may (subject to the terms of the Exchange Agreement) exchange their LLC Units, together with all outstanding shares of Class B common stock, for shares of our Class A common stock on a one-for-one basis or, at our election, for cash. As a result of this initial purchase and any subsequent exchanges, Red Rock is entitled to a proportionate share of the existing tax basis of the assets of Station Holdco. Station Holdco made an election under Section 754 of the Code effective for the first taxable year in which an exchange or purchase of LLC Units occurs and all future years, which may result in increases to the tax basis of the assets of Station Holdco. These increases in tax basis are expected to increase our depreciation and amortization deductions and create other tax benefits and therefore may reduce the amount of tax that Red Rock would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain assets.

We have entered into a tax receivable agreement with the holders of LLC Units (and their permitted transferees). The agreement requires us to pay to such holders 85% of the amount of tax benefits, if any, that we realize (or are deemed to realize in the case of an early termination payment, a change in control or a material breach by us of our obligations under the tax receivable agreement, as discussed below) as a result of any possible increases in tax basis described above and of certain other tax benefits attributable to payments under the tax receivable agreement itself. This is Red Rock’s obligation and not an obligation of Station Holdco. For purposes of the tax receivable agreement, the benefit deemed realized by Red Rock will be computed by comparing the actual income tax liability of Red Rock (calculated with certain assumptions) to the amount of such taxes that Red Rock would have been required to pay had there been no increase to the tax basis of the assets of Station Holdco as a result of the purchases or exchanges, and had Red Rock not entered into the tax receivable agreement. The tax receivable agreement became effective immediately prior to the consummation of the IPO and will remain in effect until all such tax benefits have been utilized or expired, unless the agreement is terminated early, as described below. All of the intangible assets, including goodwill, of Station Holdco at the time of the IPO allocable to LLC Units acquired or deemed acquired in taxable transactions by Red Rock from existing owners of Station Holdco are amortizable for tax purposes. Red Rock and its stockholders will retain the remaining 15% of the tax benefits that Red Rock realizes or is deemed to realize. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•

the timing of purchases or exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Station Holdco at the time of each purchase or exchange;

•

the price of shares of our Class A common stock at the time of the purchase or exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of Station Holdco is directly related to the price of shares of our Class A common stock at the time of the purchase or exchange;

•	the extent to which such purchases or exchanges are taxable—if an exchange or purchase is not taxable for any reason, increased tax deductions will not be available;

•

the amount and timing of our income—we expect that the tax receivable agreement will require Red Rock to pay 85% of the deemed benefits as and when deemed realized. If Red Rock does not have taxable income, it generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of any such tax attributes will result in payments under the tax receivable agreement; and

•	tax rates in effect at the time of the tax receivable agreement.

At December 31, 2018, the Company’s liability under the tax receivable agreement was $24.9 million, of which $9.0 million was payable to certain of the Fertitta Family Entities in connection with exchanges that occurred prior to December 31, 2018. The future payments that we may make under the tax receivable agreement, including amounts payable to the Fertitta Family Entities as a result of future purchases or exchanges by the Fertitta Family Entities, could be substantial. During the year ending December 31, 2018, the Company paid a total of $28.9 million to two pre-IPO owners of Station Holdco in exchange for which the owners assigned to the Company all of their rights under the tax receivable agreement. As a result, the Company’s liability under the tax receivable agreement was reduced by $119.2 million, and the Company eliminated any further payment obligations to such holders.

We have the right to terminate the tax receivable agreement at any time. In addition, the tax receivable agreement will terminate early if we breach our obligations under the tax receivable agreement or upon certain mergers, asset sales, other forms of business combinations or other changes of control. If we exercise our right to terminate the tax receivable agreement, or if the tax receivable agreement is terminated early in accordance with its terms, our payment obligations under the tax receivable agreement with respect to certain exchanged or acquired LLC Units would be accelerated and would become due and payable based on certain assumptions, including that we would have sufficient taxable income to use in full the deductions arising from the increased tax basis and certain other benefits. As a result, we could make payments under the tax receivable agreement that are substantial and in excess of our actual cash savings, if any, in income tax.

Decisions made in the course of running our business, such as with respect to mergers and other forms of business combinations that constitute changes in control, may influence the timing and amount of payments we make under the tax receivable agreement in a manner that does not correspond to our use of the corresponding tax benefits. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.

Payments are generally due under the tax receivable agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Late payments generally accrue interest at a rate of LIBOR plus 500 basis points. Payments under the tax receivable agreement will be based on the tax reporting positions that we determine. Although we are not aware of any material issue that would cause the IRS to challenge a tax basis increase, we will not be reimbursed for any payments previously made under the tax receivable agreement (although we would reduce future amounts otherwise payable under such tax receivable agreements). No assurance can be given that the IRS will agree with the allocation of value among our assets or that sufficient subsequent payments under the tax receivable agreement will be available to offset prior payments for disallowed benefits. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefit that we actually realize in respect of the increases in tax basis resulting from our purchases or exchanges of LLC Units and certain other tax benefits related to our entering into the tax receivable agreement.

Registration Rights

Pursuant to the terms of the Holdco Agreement, current and former members of Station Holdco are entitled to request to participate in, or “piggyback” on, certain registrations of any of our securities offered for sale by us at any time certain holders are entitled to cause the Company to register the shares of Class A common stock they could acquire upon exchange of their LLC Units, subject to certain contractual restrictions. We provide that we will pay certain expenses (other than underwriting discounts and commissions and transfer taxes) of such existing owners (and their affiliates) of Station Holdco relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances.

If requested by any managing underwriters or underwriters, holders of registrable shares of Class A common stock are not able to sell or otherwise dispose of any of our equity securities (including sales under Rule 144) or give any demand notice during a period commencing on the date of the request and continuing for a period not to exceed 90 days or such shorter period as may be requested by the underwriters.

Exchange Agreement

We have entered into an exchange agreement with all of the owners of LLC Units (other than Red Rock) that entitles those owners (and certain permitted transferees thereof) to exchange their LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash (the “Exchange Agreement”). The Exchange Agreement permits those owners to exercise their exchange rights at any time, in certain minimum increments and subject to certain conditions.

The Exchange Agreement provides that an owner will not have the right to exchange LLC Units if the Company determines that such exchange would be prohibited by law or regulation or would violate other agreements with Station Holdco to which the owner is subject. The Company may impose additional restrictions on exchanges that it determines to be necessary or advisable so that Station Holdco is not treated as a “publicly traded partnership” for United States federal income tax purposes.

Reimbursable Costs

The Company expects that it may periodically provide services to certain of its executive officers and directors, including the personal use of employees, construction work, and other personal services, as well as the purchase of items by the purchasing department of the Company or by subsidiary of the Company which are purchased on behalf of an executive officer or director. To the extent that such services are provided, the officers and directors to whom services are provided are expected to promptly reimburse the Company or to make deposits with the Company to prepay any such items and to replenish such deposits on an ongoing basis as needed.

Compensation Paid to Related Parties

Lorenzo J. Fertitta, brother of our Chairman and CEO, Frank J. Fertitta III, is a member of Red Rock’s Board of Directors and a Vice President. We entered into a five-year employment agreement with Mr. Fertitta in

2016. The employment agreement provides for an annual base salary of $500,000 and severance in an amount equal to such annual base salary in the event of a termination of Mr. Fertitta’s employment without cause or by him for good reason. The total value of compensation paid to Mr. Fertitta in 2018 for services rendered to us in all executive capacities (calculated using the same methodology we use for calculating our CEO’s compensation as shown in the “Total” column of the 2018 Summary Compensation Table) was $533,033. Mr. Fertitta has been employed by Red Rock since April 2016.

Kelley-Ann Fertitta Nemiro, daughter of our Chairman and CEO, Frank J. Fertitta III, is Station LLC’s Vice President of Corporate Marketing and Guest Experience. The total value of compensation paid to Ms. Nemiro in 2018 for services rendered to us in all employment capacities (calculated using the same methodology we use for calculating our CEO’s compensation as shown in the “Total” column of the 2018 Summary Compensation Table) was $371,641. Ms. Nemiro has been employed by Station LLC since September 2015.

Frank J. Fertitta IV, son of our Chairman and CEO, Frank J. Fertitta III, is the Vice President of Operations at Palms Casino Resort. The total value of compensation paid to Mr. Fertitta in 2018 for services rendered to us in all employment capacities (calculated using the same methodology we use for calculating our CEO’s compensation as shown in the “Total” column of the 2018 Summary Compensation Table) was $197,972. Mr. Fertitta has been employed by Station LLC since September 2017.

Aircraft Agreement

Station LLC entered into an Aircraft Time Sharing Agreement (“Time Sharing Agreement”) with an entity (the “Aviation Company”) affiliated with Frank J. Fertitta III and Lorenzo J. Fertitta. Under the Time Sharing Agreement, Station LLC leases an aircraft owned by the Aviation Company, if requested by Station LLC and if the aircraft is available. The amounts payable by Station LLC in connection with each flight under the Time Sharing Agreement are up to (i) twice the cost of the fuel, oil and other additives used, (ii) all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight, (iii) all expenses for catering and in-flight entertainment materials, (iv) all expenses for flight planning and weather contract services, (v) all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation and (vi) all communications charges, including in-flight telephone. Station LLC is also responsible for any federal excise tax. The Time Sharing Agreement is a standard time-share arrangement similar to other time-share arrangements entered into under the Federal Aviation Administration regulations. The Time Sharing Agreement is terminable by either party on 10 days’ written notice.

For fiscal year 2018, the total amount paid pursuant to the Time Sharing Agreement was approximately $216,000. The Company believes any amounts paid to the Aviation Company for the use of the aircraft, if a comparable aircraft were available, are less than the amounts the Company would be required to pay to a third party. The Company also believes the amounts paid pursuant to the Time Sharing Agreement do not provide for profits or a return on investment to the Aviation Company or its affiliates.

Indemnification of Directors and Officers

We have entered into customary indemnification agreements with our executive officers and directors that provide them with customary indemnification in connection with their service to us or on our behalf.

Separately from the above, in September 2018, Frank J. Fertitta III hosted a family event at Red Rock Resort. Frank J. Fertitta III reimbursed us for the cost for the goods and services provided in connection with the family event.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the beneficial ownership of our Class A and Class B common stock as of the Record Date for:

•	each person or group known to us, based on Schedules 13D and 13G filed with the SEC, to be the beneficial owner of more than 5% of any class of equity securities;

•	each of our named executive officers in the Summary Compensation Table;

•	each of our directors and director nominees; and

•	all of our current directors and executive officers as a group.

The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days, including those shares of our Class A common stock issuable upon exchange of LLC Units (together with corresponding shares of our Class B common stock) on a one-for-one basis, subject to the terms of the Exchange Agreement. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. Except as otherwise noted, the address of each person listed in the table below is c/o Red Rock Resorts, Inc., 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135.

The percentage of ownership is calculated using the number of shares outstanding as of the Record Date, which consisted of approximately 70,273,915 shares of Class A common stock and 46,884,413 shares of Class B common stock.

	Class A Common Stock Beneficially Owned(1)		Class B Common Stock Beneficially Owned(1)		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	Number	%	%
FI Station Investor LLC(3)	42,199	*	22,613,985	48.2%	43.0%
Fertitta Business Management LLC(4)	10,127	*	28,198,618	60.1%	53.6%
FBM Sub 1 LLC(5)	—	*	6,000,000	12.8%	11.4%
LNA Investments, LLC (6)	16,036	*	8,593,593	18.3%	16.4%
KVF Investments, LLC (6)	16,036	*	8,593,593	18.3%	16.4%
Frank J. Fertitta III	42,199	*	45,385,804	96.8%	86.4%
Lorenzo J. Fertitta	42,199	*	45,385,804	96.8%	86.4%
Richard J. Haskins	531,997	*	641,566	1.4%	*
Stephen L. Cootey	226,032	*	—	*	*
Jeffrey T. Welch	168,548	*	—	*	*
Joseph J. Hasson	12,891	*	—	*	*
Robert A. Cashell, Jr.	26,202	*	—	*	*
James E. Nave, D.V.M.	26,202	*	—	*	*
Robert E. Lewis	26,202	*	—	*	*
Bamco, Inc.(7)	8,930,577	12.7%	—	*	1.7%
Diamond Hill Capital Management, Inc.(8)	6,571,535	9.4%	—	*	1.3%
The Vanguard Group(9)	6,271,983	8.9%	—	*	1.2%
Cohen & Steers, Inc.(10)	5,919,209	8.4%	—	*	1.1%
Blackrock, Inc.(11)	4,667,597	6.6%	—	*	*
Named Executive Officers and Directors as a Group(12)	1,060,273	1.5%	46,027,370	98.2%	86.6%

*	Indicates less than 1%.
(1)

Subject to the terms of the Exchange Agreement, holders of LLC Units are entitled to exchange LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash.

(2)

Represents percentage of voting power of the Class A common stock and Class B common stock of Red Rock voting together as a single class. Each outstanding share of Class A common stock is entitled to one vote, each outstanding share of Class B common stock that is held by a holder that, together with its affiliates, owned at least 30% of the outstanding LLC Units immediately following the consummation of the IPO and, since the applicable record date, maintained direct or indirect beneficial ownership of at least 10% of the outstanding shares of Class A common stock (determined on an as-exchanged basis assuming that all of the LLC Units were exchanged for Class A common stock) is entitled to ten votes and each other outstanding share of Class B common stock is entitled to one vote. The only holders of Class B common stock that satisfy the foregoing criteria are Fertitta Family Entities. Consequently, such entities are the only holders of Class B common stock entitled to ten votes per share of Class B common stock.

(3)

FI Station Investor LLC is owned by LNA Investments, LLC, KVF Investments, LLC and an affiliate of Frank J. Fertitta III and Lorenzo J. Fertitta that is owned by Fertitta Business Management LLC, LNA Investments, LLC and KVF Investments, LLC.

(4)

Fertitta Business Management LLC is owned and controlled (i) 50% by F & J Fertitta Family Business Trust, a revocable trust for which Frank J. Fertitta III has sole investment and voting power, and (ii) 50% by L & T Fertitta Family Business Trust, a revocable trust for which Lorenzo J. Fertitta has sole investment and voting power. The address for all of the entities identified above is 1505 South Pavilion Center Drive, Las Vegas, NV 89135.
(5)

FBM Sub 1 LLC is owned and controlled by Fertitta Business Management, LLC. The 6,000,000 shares of Class B Common Stock and associated LLC Units owned by FBM Sub 1 LLC are pledged as collateral in connection with a margin loan.

(6)

LNA Investments, LLC is managed by Lorenzo J. Fertitta and is beneficially owned by various trusts established for the benefit of his three children. Lorenzo J. Fertitta disclaims beneficial ownership of any shares of Class A common stock, shares of Class B common stock and LLC Units beneficially owned by LNA Investments, LLC, except to the extent of any pecuniary interest therein. The address for LNA Investments, LLC is 10801 W. Charleston Boulevard, Las Vegas, NV 89135.

KVF Investments, LLC is managed by Frank J. Fertitta III and is beneficially owned by various trusts established for the benefit of his three children. Frank J. Fertitta III disclaims beneficial ownership of any shares of Class A common stock, shares of Class B common stock and LLC Units beneficially owned by KVF Investments, LLC, except to the extent of any pecuniary interest therein. The address for KVF Investments, LLC is 10801 W. Charleston Boulevard, Las Vegas, NV 89135.

(7)	The address for BAMCO, Inc. is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(8)	The address for Diamond Hill Capital Management, Inc. is 325 John H. McConnell Blvd., Suite 200, Columbus, OH 43215.
(9)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(10)	The address for Cohen & Steers, Inc. is 280 Park Avenue, New York, NY 10017.
(11)	The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(12)	Named executive officers and directors as a group consist of nine persons.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.redrockresorts.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement. Paper copies of the Annual Report on Form 10-K for the year ended December 31, 2018 are also available to any person, without charge, upon request directed to our Corporate Secretary, 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135.

Las Vegas, NV

April 29, 2019

COST OF PROXY SOLICITATION

The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

Appendix A

Amended and Restated 2016 Equity Incentive Plan

RED ROCK RESORTS, INC.

AMENDED AND RESTATED

2016 EQUITY INCENTIVE PLAN

RED ROCK RESORTS, INC.

AMENDED AND RESTATED

2016 EQUITY INCENTIVE PLAN

Section 1.    Purpose. The purposes of this Red Rock Resorts, Inc. Amended and Restated 2016 Equity Incentive Plan are to promote the interests of Red Rock Resorts, Inc. and its stockholders by (a) attracting and retaining employees and directors of, and certain consultants to, the Company and its Affiliates; (b) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and/or (c) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company or (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award made or granted from time to time hereunder.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company.

“Board” shall mean the Board of Directors of the Company.

“Cause” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Cause” shall mean (i) persistent neglect or negligence in the performance of the Participant’s duties; (ii) conviction (including, without limitation, pleas of guilty or no contest) for any act of fraud, misappropriation or embezzlement, or for any criminal offense related to the Company, any Affiliate or the Participant’s service; (iii) any deliberate and material breach of fiduciary duty to the Company or any Affiliate, or any other conduct that leads to the material damage or prejudice of the Company or any Affiliate; or (iv) a material breach of a policy of the Company or any Affiliate, such as the Company’s code of conduct.

“Change in Control” shall mean the occurrence of any of the following events:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than a Permitted Holder, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of members of the Board (the “Voting Power”) at such time; provided that the following acquisitions shall not constitute a Change in Control: (i) any such acquisition directly from the Company; (ii) any such acquisition by the Company; (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; or (iv) any such acquisition pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

(b)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) either (A) Permitted Holders or (B) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Power immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such transaction (including, without limitation, an entity that, as a result of such transaction, owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) and, in the case of the foregoing clause (B), in substantially the same proportions relative to each other as their ownership immediately prior to such transaction of the securities representing the Voting Power, (ii) no Person (excluding any Permitted Holder, any entity resulting from such transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such transaction) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such transaction, or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to such transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement with respect to, or the action of the Board providing for, such transaction; or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, then, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in paragraph (a), (b), (c) or (d) above, with respect to such Award, shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is required to be a “non-employee director” (within the meaning of Rule 16b-3) if and to the extent Rule 16b-3 is applicable to the Company and the Plan, and an “outside director” (within the meaning of Section 162(m) of the Code) if and to the extent the Board determines it is necessary or appropriate to satisfy the conditions of any available exemption from the deduction limit under Section 162(m) of the Code. If at any time such a committee has not been so designated or is not so composed, the Board shall constitute the Committee.

“Company” shall mean Red Rock Resorts, Inc., together with any successor thereto.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six months or longer.

“Effective Date” shall have the definition as set forth in Section 17(a) of the Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall mean (i) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (ii) with respect to Shares, as of any date, the closing sale price (excluding any “after hours” trading) of the Shares on the date of grant or the date of calculation, as the case may be, on the stock exchange or over the counter market on which the Shares are principally trading on such date (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares.

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or a subsidiary of the Company. If the Participant is not a party to an employment, severance or similar agreement with the Company or a subsidiary of the Company in which such term is defined, then unless otherwise defined in the applicable Award Agreement, “Good Reason” shall mean (i) a material diminution in the Participant’s base salary from the level immediately prior to the Change in Control; or (ii) a material change in the geographic location at which the Participant must primarily perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change in Control; provided that no termination shall be deemed to be for Good Reason unless (a) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within 90 days after the initial existence of the occurrence of such facts or circumstances, (b) to the extent curable, the Company has failed to cure such facts or circumstances within 30 days of its receipt of such written notice, and (c) the effective date of the termination for Good Reason occurs no later than one 180 days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto. Incentive Stock Options may be granted only to Participants who meet the requirements of Section 422 of the Code.

“Involuntary Termination” shall mean termination by the Company of a Participant’s employment or service by the Company without Cause or termination of a Participant’s employment by the Participant for Good Reason. For the avoidance of doubt, an Involuntary Termination shall not include a termination of the Participant’s employment or service by the Company for Cause or due to the Participant’s death, Disability or resignation without Good Reason.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option or does not meet the requirements of Section 422 of the Code or any successor provision thereto.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any employee of, or consultant to, the Company or its Affiliates, or non-employee director who is a member of the Board or the board of directors of an Affiliate, eligible for an Award under Section 5 of the Plan and selected by the Committee, or its designee, to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Criteria” shall mean the measurable criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any performance-based Awards under the Plan. Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Affiliates. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Performance Criteria that may be used to establish the Performance Goal(s) for any performance-based Awards may be based on one or more, or a combination of, any performance criteria, metric or factor as may be determined by the Committee, including, without limitation, the following: (i) return on net assets; (ii) pretax income before allocation of corporate overhead and bonus; (iii) budget; (iv) net income; (v) division, group or corporate financial goals; (vi) return on stockholders’ equity; (vii) return on assets; (viii) return on capital; (ix) revenue; (x) profit margin; (xi) earnings per Share; (xii) net earnings; (xiii) operating earnings; (xiv) free cash flow; (xv) attainment of strategic and operational initiatives; (xvi) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (xvii) market share; (xviii) gross profits; (xix) earnings before interest and taxes; (xx) earnings before interest, taxes, depreciation and amortization; (xxi) operating expenses; (xxii) capital expenses; (xxiii) enterprise value; (xxiv) equity market capitalization; (xxv) economic value-added models and comparisons with various stock market indices; or (xxvi) reductions in costs.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized, in its sole discretion, to adjust or modify the calculation of a Performance Goal in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company or its Affiliates; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or its Affiliates, or the financial statements of the Company or its Affiliates, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in recognition of any other item or event as may be deemed appropriate by the Committee in its discretion.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a performance-based Award.

“Permitted Holder” shall mean (a) (i) Frank J. Fertitta III and Lorenzo J. Fertitta and (ii) any lineal descendants of such persons; (b) executors, administrators or legal representatives of the estate of any person listed in clause (a) of this sentence; (c) heirs, distributees and beneficiaries of any person listed in clause (a) of this sentence; (d) any trust as to which any of the foregoing is a settlor or co-settlor; and (e) any corporation, partnership or other entity which is, directly or indirectly, controlling, controlled by or under common control with, any of the foregoing.

“Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, government, political subdivision or other entity.

“Plan” shall mean this Red Rock Resorts, Inc. Amended and Restated 2016 Equity Incentive Plan, as amended from time to time.

“Prior Plan” shall mean the Red Rock Resorts, Inc. 2016 Equity Incentive Plan.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto, and shall include, without limitation, the Staff thereof.

“Shares” shall mean the class A common stock of the Company, par value $0.01 per share, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction, or (ii) as may be determined by the Committee pursuant to Section 4(b) of the Plan.

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Substitute Awards” shall mean any Awards granted under Section 4(c) of the Plan.

Section 3.    Administration.

(a)    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee (in each case consistent with Section 409A of the Code); (vii) interpret, administer or reconcile any inconsistency, correct any defect, resolve ambiguities and/or supply any omission in the Plan, any Award Agreement, and any other instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify or determine whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration or operation of the Plan.

(b)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c)    The mere fact that a Committee member shall fail to qualify as a “non-employee director” or “outside director” within the meaning of Rule 16b-3 and Section 162(m) of the Code, respectively, shall not invalidate any Award otherwise validly made by the Committee under the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized

(in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to non-employee directors under the Plan.

(d)    No member of the Board or the Committee and no employee of the Company or any Affiliate shall be liable for any determination, act or failure to act hereunder (except in circumstances involving his or her bad faith), or for any determination, act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated. The Company shall indemnify members of the Board and the Committee and any agent of the Board or the Committee who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any determination, act or failure to act with respect to their duties on behalf of the Plan (except in circumstances involving such person’s bad faith).

(e)    The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such subcommittee. In addition, subject to applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” (within the meaning of Section 162(m) of the Code). The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Affiliate whose employees have benefited from the Plan, as determined by the Committee.

Section 4.    Shares Available for Awards.

(a)    Shares Available.

(i)    Subject to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Awards may be granted from time to time under the Plan shall in the aggregate not exceed, at any time, the sum of (A) 11,585,479 Shares, plus (B) the number of shares available for issuance under the Prior Plan on the date the stockholders of the Company approve the Plan, plus (C) any Shares that again become available for Awards under this Plan or the Prior Plan in accordance with Section 4(a)(ii) of this Plan or the Prior Plan, as applicable. Subject to adjustment as provided in Section 4(b), the maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be 11,585,479 Shares. Subject in each instance to adjustment as provided in Section 4(b), (1) the maximum number of Shares with respect to which Awards (including Options and Stock Appreciation Rights) may be granted to any single Participant in respect of any fiscal year shall be 1,737,822 Shares, and (2) notwithstanding the foregoing limitation, or any plan or program of the Company or any Subsidiary to the contrary, the maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any fiscal year (including Awards under the Plan, determined based on the Fair Market Value of such Award as of the grant date, as well as any retainer fees) shall not exceed $750,000 (the “Director Compensation Limit”). In all events, but subject to adjustment as provided in Section 4(b), the maximum number of Share-settled Awards (other than Options or stock-settled Stock Appreciation Rights) that may be made under the Plan shall not exceed, in the aggregate, 30% of the maximum number of Shares that may be delivered under the first sentence of Section 4(a)(i) above.

(ii)    Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of Shares available under the Plan as of a given date shall not be reduced by Shares relating to prior Awards that (in whole or in part) have expired or have been withheld, forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following Shares shall again be made available for delivery to Participants under the Plan: (A) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (B) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, and (C) Shares repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of an Option or Stock Appreciation Right.

(b)    Adjustments. Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines, in its sole discretion, that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provisions for a cash payment or other consideration to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share exercise price or grant price of such Option or Stock Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of Shares specified in Section 4(a)(i) of the Plan as the Committee, in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 4(b); provided, however, that any such adjustment to the numbers specified in Section 4(a)(i) of the Plan will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail to so qualify.

(c)    Substitute Awards.

(i)    Awards may be granted under the Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in an acquisition or merger transaction with the Company or any subsidiary of the Company. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code.

(ii)    In the event that an entity acquired by the Company or any subsidiary of the Company, or with which the Company or any subsidiary of the Company merges, has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under the Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could not have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary of the Company prior to such acquisition or merger. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(iii)    Any Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits described in

Section 4(a)(i) of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any Awards that are granted by, or become obligations of, the Company under Sections 4(c)(i) or 4(c)(ii) of the Plan will be added to the aggregate limit described in Section 4(a)(i) of the Plan.

(d)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5.    Eligibility. Any employee of, or consultant to, the Company or any of its Affiliates (including, without limitation, any prospective employee), or non-employee director who is a member of the Board or the board of directors of an Affiliate, shall be eligible to be selected as a Participant.

Section 6.    Stock Options.

(a)    Grant. Subject to the terms of the Plan, the Committee shall have sole authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price thereof and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such Awards shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options. No Option shall be exercisable more than ten years from the date of grant.

(b)    Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement and which exercise price (except with respect to Substitute Awards) shall not be less than the Fair Market Value per Share on the date of grant.

(c)    Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)    Payment.

(i)    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (A) in cash or its equivalent, (B) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months), (C) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (D) in the discretion of the Committee and subject to such rules as may be established by the Committee and applicable law, by the Company’s withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (E) by a combination of the foregoing, or (F) by such other methods as may be approved by the Committee and subject to such rules as may be established by the Committee and applicable law, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company or withheld as of the date of such tender or withholding is at least equal to such aggregate exercise price.

(ii)    Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee and applicable law, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

Section 7.    Stock Appreciation Rights.

(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either before, at the same time as the Award or at a later time. No Stock Appreciation Right shall be exercisable more than ten years from the date of grant.

(b)    Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of one Share on the date of exercise of the Stock Appreciation Right over the grant price thereof (which grant price (except with respect to Substitute Awards) shall not be less than the Fair Market Value on the date of grant). The Committee shall determine, in its sole discretion, whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

Section 8.    Restricted Stock and Restricted Stock Units.

(a)    Grant. Subject to the provisions of the Plan, the Committee shall have sole authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may vest and/or be forfeited to the Company, and the other terms and conditions of such Awards.

(b)    Transfer Restrictions. Unless otherwise directed by the Committee, (i) certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company, or (ii) Shares of Restricted Stock shall be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Shares of Restricted Stock. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall, as applicable, either deliver such certificates to the Participant or the Participant’s legal representative, or the transfer agent shall remove the restrictions relating to the transfer of such Shares. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award Agreement.

(c)    Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of one Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon or after the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. No dividends shall be paid on any Shares of Restricted Stock, and no dividend equivalents shall be paid on any Restricted Stock Units, prior to the vesting of the Restricted Stock or Restricted Stock Units, as applicable. Shares of Restricted Stock and Shares issued in respect of Restricted Stock Units may be issued with or without other payments therefor or such other consideration as may be determined by the Committee, consistent with applicable law.

Section 9.    Performance Awards.

(a)    Grant. The Committee shall have sole authority to determine the Participants who shall receive a Performance Award, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b)    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. The Committee may require or permit the deferral of the receipt of Performance Awards upon such terms as the Committee deems appropriate and in accordance with Section 409A of the Code.

(c)    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, as set forth in the applicable Award Agreement.

Section 10.    Other Stock-Based Awards. The Committee shall have authority to grant to Participants an Other Stock-Based Award, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 of the Plan, and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including, without limitation, the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under the Plan.

Section 11.    Amendment and Termination.

(a)    Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that if an amendment to the Plan (i) would materially increase the benefits accruing to Participants under the Plan, (ii) would materially increase the number of securities which may be issued under the Plan, (iii) would increase the Director Compensation Limit, or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange upon which the Shares are traded or quoted, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(b)    Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant or any holder or beneficiary of any Award previously granted shall not be effective without the written consent of the affected Participant, holder or beneficiary.

(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable adjustments in the terms and conditions of, and the criteria included in, all outstanding Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)    Repricing. Except in connection with a corporate transaction or event described in Section 4(b) hereof, the terms of outstanding Awards may not be amended to reduce the exercise price of Options or the grant price of Stock Appreciation Rights, or to cancel Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price or grant price, as applicable, that is less than the exercise price of the original Options or grant price of the original Stock Appreciation Rights, as applicable, without stockholder approval. This Section 11(d) is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4(b) of the Plan.

Section 12.    Change in Control.

In the event of a Change in Control, unless otherwise determined by the Committee in a written resolution upon or prior to the date of grant or set forth in an applicable Award Agreement, the following acceleration, exercisability and valuation provisions will apply:

(a)    Except to the extent that an award meeting the requirements of Section 12(c) hereof is provided to a Participant in respect of such Participant’s outstanding Awards to replace or adjust such outstanding Awards (each, a “Replaced Award”), upon a Change in Control, each then-outstanding Option and Stock Appreciation Right will become fully vested and exercisable, and the restrictions applicable to each outstanding Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Stock-Based Award will lapse, and each Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting) (any Awards that become vested as a result of the foregoing or pursuant to the terms of the applicable Award Agreement, “CIC Vested Awards”).

(b)    With respect to any CIC Vested Awards, such awards may be cancelled or converted in connection with the Change in Control and the Committee may cause to be paid or provided to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such CIC Vested Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in connection with the Change in Control), including without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Share(s) subject to such Option or Stock Appreciation Right over the aggregate exercise price of such Option or Stock Appreciation Right, respectively (it being understood that, in such event, any Option or Stock Appreciation Right having a per share exercise price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).

(c)    An award meets the conditions of this Section 12(c) (and hence qualifies as a “Replacement Award”) only if (i) it is of the same type (e.g., stock option for Option, restricted stock for Restricted Stock, restricted stock unit for Restricted Stock Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including, without limitation, the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 12(c) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv) (B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(d)    Upon the Involuntary Termination, during the period of two years immediately following a Change in Control, of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and Stock Appreciation Rights held by the Participant immediately before such Involuntary Termination that the Participant also held as of the date of the Change in Control and all stock options and stock appreciation rights that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (provided, however, that, if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

(e)    Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any provision of the Plan or an applicable Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of (i) a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulatory guidance promulgated thereunder. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control or termination of employment or service, but disregarding any future service and/or performance requirements.

Section 13.    Non-U.S.  Participants. In order to facilitate the granting of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America or who provide services to the Company or an Affiliate under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Section 14.    Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, including, without limitation, in the event that a Participant, during employment or other service with the Company or an Affiliate, shall engage in activity detrimental to the business of the Company. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Shares may be traded or under any clawback policy adopted by the Company.

Section 15.    General Provisions.

(a)    Nontransferability.

(i)    Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii)    No Award may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. In no event may any Award granted under the Plan be transferred for value.

(iii)    Notwithstanding the foregoing, at the discretion of the Committee, an Award may be transferred by a Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, without limitation, trusts for such persons, subject to any restriction in the applicable Award Agreement.

(b)    Dividend Equivalents. In the sole discretion of the Committee, an Award (other than Options or Stock Appreciation Rights), whether made as an Other Stock-Based Award or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no such dividends or dividend equivalents shall be paid unless and until the underlying Award vests.

(c)    No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, Awards, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each or any Participant (whether or not such Participants are similarly situated).

(d)    Share Certificates. Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(e)    Withholding.

(i)    A Participant may be required to pay to the Company or any Affiliate, and, subject to Section 409A of the Code, the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan, and to take such other action(s) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii)    Without limiting the generality of clause (i) above, in the discretion of the Committee and subject to such rules as it may adopt (including, without limitation, any as may be required to satisfy applicable tax and/or non-tax regulatory requirements) and applicable law, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option (or the settlement of such Award in Shares) a number of Shares with a Fair Market Value equal to such withholding liability.

(f)    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g)    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, restricted stock units, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h)    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting or other service relationship to, or as a director on the Board or board of directors, as applicable, of, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting or other service relationship, free from any liability or any claim under the Plan or any Award Agreement, unless otherwise expressly provided in any applicable Award Agreement or any applicable employment or other service contract or agreement with the Company or an Affiliate.

(i)    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j)    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, applied without giving effect to its conflict of laws principles.

(k)    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l)    Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee, in its sole discretion, has determined that any such offer, if made, would be in compliance with the requirements of all applicable securities laws.

(m)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated without additional consideration.

(o)    Deferrals. In the event the Committee permits a Participant to defer any Award payable in the form of cash, all such elective deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. All deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code. However, in no event shall the Company or any of its Affiliates be liable for any failure to comply with such requirements.

(p)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.    Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. The Plan and any Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in the Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of Code) payable under the Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under the Plan and Awards granted hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Affiliates.

(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the earlier of (A) the first business day of the seventh month following the Participant’s separation from service or (B) the date of the Participant’s death.

(d)    Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent that the Plan and/or Awards granted hereunder are subject to Section 409A of the Code, the Committee may, in its sole discretion, and without a Participant’s prior consent, amend the Plan and/or Award, adopt policies and procedures, or take any other actions (including, without limitation, amendments, policies, procedures and actions with retroactive effect) as the Committee determines are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A of the Code, including, without limitation, any regulations or other guidance that may be issued after the date of the grant. In any case, notwithstanding anything to the contrary, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with the Plan and Awards granted hereunder (including, without limitation, any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Section 17.    Term of the Plan.

(a)    Effective Date. The Plan shall be effective as of April 23, 2019, which was the date of its approval by the Board (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company within 12 months following the Effective Date. Subject to approval of the Plan by the stockholders of the Company within 12 months following the Effective Date, no award grants will be made under the Prior Plan on or following the date of such stockholder approval, except that outstanding awards previously granted under the Prior Plan shall continue unaffected.

(b)    Expiration Date. No Award will be granted under the Plan more than ten years after the Effective Date, but all Awards granted on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

RED ROCK RESORTS, INC.
1505 SOUTH PAVILION CENTER DRIVE LAS VEGAS, NV 89135
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records.
During The Meeting - Go to www.virtualshareholdermeeting.com/RRR2019
The Meeting will be exclusively online via audio webcast. You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E77846-P24306 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
RED ROCK RESORTS, INC.
The Board of Directors recommends you vote “FOR” each of the Board of Directors’ nominees below: Company Proposal: Proposal 1 - Election of 5 director nominees
For All
Withhold All
For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
01) Frank J. Fertitta III
02) Lorenzo J. Fertitta
03) Robert A. Cashell, Jr.
04) Robert E. Lewis
05) James E. Nave, D.V.M.
The Board of Directors recommends you vote “FOR” proposals 2, 3 and 4 below:
Company Proposal: Proposal 2 - Advisory vote to approve the compensation of our named executive officers.
Company Proposal: Proposal 3 - Approval of the Amended and Restated 2016 Equity Incentive Plan.
Company Proposal: Proposal 4 - Ratification of the appointment of Ernst & Young LLP as our independent auditor for 2019.
The Board of Directors recommends you vote “AGAINST” proposal 5 below:
Shareholder Proposal: Proposal 5 - Proposal regarding majority voting in director elections.
For Against Abstain
For Against Abstain
NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion. If this proxy is signed and returned, it will be voted in accordance with your instructions.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
E77847-P24306
RED ROCK RESORTS, INC. Annual Meeting of Stockholders
To be held on June 13, 2019 at 1:00 p.m., Pacific Time This proxy is solicited by the Board of Directors
The undersigned hereby appoints executive officers Richard J. Haskins, Jeffrey T. Welch and Stephen L. Cootey, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Red Rock Resorts, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Red Rock Resorts, Inc., a Delaware corporation, to be held on Thursday, June 13, 2019, at 1:00 p.m., Pacific Time at www.virtualshareholdermeeting.com/RRR2019, for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.
THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, “FOR” PROPOSALS 2, 3 AND 4, “AGAINST” PROPOSAL 5, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF.
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
Continued and to be signed on reverse side